UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.                )

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Gaming and Leisure Properties, Inc.
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PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION
Notice of Annual Meeting of Shareholders of Gaming and Leisure Properties, Inc.

The 2018 Annual Meeting of Shareholders of Gaming and Leisure Properties, Inc. (the “Company” or “GLPI”) will be held:

June 14, 2018

10:00 a.m. Eastern Time

At the offices of Ballard Spahr LLP

1735 Market Street, 48th Floor

Philadelphia, Pennsylvania 19103

The items of business are:

1.	To elect David A. Handler, Joseph W. Marshall, III, James B. Perry, Barry F. Schwartz, Earl C. Shanks and E. Scott Urdang as directors to hold office until the 2019 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.
2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.
3.	To approve, on a non-binding advisory basis, the Company’s executive compensation.
4.	To approve an amendment and restatement of the Company’s Articles of Incorporation to adopt a majority voting standard in uncontested director elections.
5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Shareholders of record of the Company’s common stock (NASDAQ: GLPI) as of the close of business on April 12, 2018 are entitled to vote at the meeting and any postponements or adjournments of the meeting.

By order of the Board of Directors,

Peter M. Carlino

Chairman of the Board of Directors

Wyomissing, Pennsylvania

April 26, 2018

Your Vote is Important

Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the Proxy Card mailed to those who receive paper copies of this Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 14, 2018: The Notice of Annual Meeting, Proxy Statement, and Annual Report to Shareholders for the year ended December 31, 2017 are available at www.proxydocs.com/glpi.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	47

EQUITY COMPENSATION PLAN INFORMATION	49

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	50

PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	51

PROPOSAL 3 – NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	52

PROPOSAL 4 – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS	53

FREQUENTLY ASKED QUESTIONS	55

OTHER MATTERS	58

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2019 ANNUAL MEETING OF SHAREHOLDERS	58

ANNUAL REPORT TO SHAREHOLDERS	58

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS	58

APPENDIX A	A-1

2	|	Gaming & Leisure Properties Inc.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2017 performance, please review the Company’s Annual Report to Shareholders for the year ended December 31, 2017.

ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Record Date
10:00 a.m. Eastern Time June 14, 2018	April 12, 2018

Place Ballard Spahr LLP 1735 Market Street, 48th Floor Philadelphia, PA 19103	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date: 213,856,522

VOTING MATTERS

Matter	Board Recommendation	Page Reference (for more detail)
Election of Directors	FOR each director nominee	9
Ratification of Appointment of Deloitte & Touche LLP	FOR	51
Non-Binding Advisory Vote to Approve Executive Compensation	FOR	52
Amendment and Restatement of the Company’s Articles of Incorporation to Adopt Majority Voting in Uncontested Director Elections	FOR	53

BOARD NOMINEES

The following table provides summary information about the director nominees. Directors are elected by a plurality of votes cast.

	Director Since		Committee Memberships*
Name, Age		Principal Occupation	AC	NG	C	Other Public Company Boards
David A. Handler, 53	2013	Partner, Centerview Partners				Penn National Gaming, Inc.
Joseph W. Marshall, III, 65	2013	Vice Chairman of Stevens & Lee, PC, and Vice Chairman of Griffin Holdings, LLC	(F)			SIGA Technologies, Inc.,
James B. Perry, 68	2017	Retired. Former Chairman and Chief Executive Officer of Isle of Capri Casinos, Inc.
Barry F. Schwartz, 68	2017	Vice Chairman of MacAndrews & Forbes Inc.				Revlon, Inc. Scientific Games Corporation
Earl C. Shanks, 61	2017	Retired, Former Chief Financial Officer of Essendant, Inc.	(F)			Verint Systems Inc.
E. Scott Urdang, 68	2013	Retired. Former Founder, Chairman, and Chief Executive Officer of Center Square Capital Management, Inc.
* AC	Audit and Compliance Committee

C	Compensation Committee
NG	Nominating and Corporate Governance Committee

  (F)     Audit Committee Financial Expert

       Chair of the Committee

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	3

2017 PERFORMANCE HIGHLIGHTS

Top Performance

Total Shareholder Return(1) vs. CEO Total Direct Compensation(2)

(1)	Total shareholder return (TSR) assumes $100 invested at the close of trading on December 31, 2014 and the reinvestment of dividends
(2)	Total direct compensation refers to total compensation disclosed in the Summary Compensation Table minus the amount displayed in all other compensation. We exclude this amount because it does not reflect Compensation Committee decisions based on Company or individual performance.

4	|	Gaming & Leisure Properties Inc.

Consistent Results

The Company has produced consistent increases in dividends and adjusted funds from operations (“AFFO”) since the spin-off from Penn National Gaming, Inc. in 2013.

(1)	December 31, 2014 excludes one-time dividends paid to shareholders of $11.84 and $0.40 per share paid on February 18, 2014 and December 19, 2014, respectively.

(2)	AFFO and AFFO per share are non-GAAP financial measures. AFFO per share is calculated using the Company’s outstanding number of shares on a fully diluted basis. AFFO is FFO as defined by the National Association of Real Estate Investment Trusts (net income, excluding gains or losses from sales of property and real estate depreciation) excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by maintenance capital expenditures. For a complete discussion of our financial performance in 2017 and additional information on non-GAAP financial measures presented in this Proxy Statement, please see our Annual Report on Form 10-K for the year ended December 31, 2017, a copy of which is included in the Annual Report to Shareholders made available to shareholders in connection with this Proxy Statement.

EXECUTIVE COMPENSATION

GLPI Created the Unique Gaming REIT Segment

On November 1, 2013, GLPI emerged as a publicly traded company through a tax-free spin-off from Penn National Gaming, Inc. GLPI was the first triple-net REIT focused entirely on the ownership and leasing of gaming properties, establishing a new category of gaming REITs. This innovative approach ignited a wave of conversions that included some of the largest gaming companies in the industry – MGM Resorts International, Caesars Entertainment and Pinnacle Entertainment, Inc. Today, there are three publicly traded gaming REITs, including GLPI.

GLPI differs from more traditional REITs in several key aspects:

Long-Term, Stable Master Leases

Our master leases are long-term leases (up to 35 years) with established, profitable gaming operators as our tenants. Our master leases are also unitary leases that do not provide our tenants the ability to pick and choose locations on renewals or remove properties during the term. The result is dependable cash flow, stable dividends and very high occupancy rates.

Significant Regulatory Oversight

As a gaming REIT, we are subject to the jurisdiction and licensing of gaming regulatory agencies in several states. This has two significant impacts on our business: (1) licensing of officers, directors and entities is an onerous and intrusive process; and (2) acquisitions require approval by gaming regulators, which can take up to a year.

Complex Transactions

Gaming companies are typically held in corporate structures that require separation of assets into OpCo/PropCo structures in a manner that minimizes tax leakage and maximizes value. To do so in a manner that is accretive to shareholders requires solving complex accounting, tax and legal issues, as well as a thorough understanding of the underlying gaming business to avoid overpaying for assets that may under-perform in the long-term and adversely impact rent.

Tenants Lack Alternative Locations

The strict gaming regulatory structure makes it is difficult in most states, and impossible in others, for our tenants to relocate to a different location. In states where gaming regulators would permit the relocation of an existing gaming facility, the construction of new gaming facilities – and in many cases, horse racing facilities – is a capital intensive and time-consuming process. More importantly, at lease termination, tenants are required to sell operating assets to a licensed operator entering into a new long-term lease for the facilities rather than simply moving assets to another location.

Limited Development Opportunities	Many states limit the number of casino licenses. As a result, our ability to develop new properties is very limited.
Operation of Gaming Facilities	We operate two gaming facilities in Baton Rouge, Louisiana and Perryville, Maryland with over 700 employees operating in a highly regulated industry.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	5

Success in this segment of the REIT industry requires a unique blend of gaming experience and the ability to solve complex accounting, legal and tax issues. The Compensation Committee has determined that compensating management using a REIT Global Industry Classification Standard (GICS) code is not applicable given the unique nature of GLPI’s operations and the talent required to support the complex and unique nature of our business. The Compensation Committee designed the executive compensation program to attract and retain executive talent with the necessary experience in, and understanding of, gaming assets while recognizing that performance metrics should reflect the Company’s operation as a triple-net REIT.

Here is how we have implemented this two-pronged approach:

(1)	offer base salaries competitive with the Company’s gaming peers to attract and retain the unique skill sets necessary to appropriately value properties with revenues primarily derived from gaming operations; and

(2)	offer performance-based compensation designed to drive shareholder value in the competitive REIT market.

By focusing on the Company’s gaming peers in establishing base salary and the Company’s REIT peers in structuring performance incentives, we believe the compensation program is successful in attracting and retaining executive talent and driving shareholder value.

2017 Named Executive Officer Compensation

In 2017, the total potential compensation opportunity of the Company’s CEO and other named executive officers (“NEOs”) consisted of the following:

The base salary of the Company’s Chief Executive Officer, Peter M. Carlino, is competitive with the Company’s gaming peers and has not been increased since 2012, which is the same salary he received as the Chief Executive Officer of Penn National Gaming, Inc. It is the Compensation Committee’s intention to continue with the policy of not increasing Mr. Carlino’s base salary for the foreseeable future.

(1)	Base salary for the Company’s Gaming Peers is for 2016 based on public disclosures in 2017 and the Company’s CEO base salary is for 2017.

6	|	Gaming & Leisure Properties Inc.

RESPONSIVE TO SHAREHOLDER CONCERNS

We have a strong track-record of responding to shareholder concerns. Since 2015, the Company’s Board of Directors and Committees have taken shareholder concerns seriously and responded promptly.

Shareholder Concern	Our Response

2015
Classified Board Structure	Company proposal in 2016 to declassify the Board of Directors
2016
Performance Goals Not Focused on Triple-Net REITs	Performance-Based Restricted Stock Awards granted after January 1, 2017 bifurcated with 50% measured against US MSCI REIT Index and 50% against triple-net REITs
Peer Group lacks triple-net REIT peers	Peer group revised in 2017 to include a focus on triple-net REIT peers and gaming peers
2017
Plurality Voting Standard	Company proposal in 2018 to implement majority voting with a resignation policy in uncontested director elections
Single Trigger Change of Control	Amended the Company’s 2013 Long-Term Incentive Compensation Plan to provide for double trigger acceleration of future awards in the event of a change of control
Potential to Earn Maximum Awards with Negative TSR	Performance-Based Restricted Stock Awards issued in 2018 are capped at target in the event of negative TSR for the performance period
Relative TSR Target Vesting at the 40th Percentile

Revised our performance-based restricted stock award program to provide for relative TSR target vesting at the 50th percentile TSR level with minimum vesting at the 25th percentile, maximum vesting at the 75th percentile and linear vesting

No Stock Ownership Guidelines	Implementation of stock ownership guidelines for named executive officers and non-employee directors
Limited Role of Lead Independent Director	Role of the Lead Independent Director expanded in 2018

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	7

PROXY STATEMENT

FOR 2018 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2018

This Proxy Statement is furnished to you in connection with the solicitation of proxies for the Annual Meeting of Shareholders of Gaming and Leisure Properties, Inc. to be held on June 14, 2018 (the “Annual Meeting”), and any postponement or adjournment of the meeting.

The Annual Meeting will be held at the offices of Ballard Spahr LLP, 1735 Market Street, 48th Floor, Philadelphia, Pennsylvania 19103 at 10:00 a.m. Eastern Time.

On or about April 26, 2018, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.

8	|	Gaming & Leisure Properties Inc.

PROPOSAL 1 – ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will elect six (6) directors to hold office until our 2019 Annual Meeting of Shareholders. The nominees were recommended and approved for nomination by our Nominating and Corporate Governance Committee. The directors will serve until their successors have been duly elected and qualified or until such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of the nominees recommended by our Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. If any of the nominees for any reason are unable to serve or will not serve, the proxies may be voted for such substitute nominees as the proxy holder may determine. We are not aware of any reason that the nominees will be unable to serve as a director.

David A. Handler, Joseph W. Marshall, III, James B. Perry, Earl C. Shanks, Barry F. Schwartz and E. Scott Urdang are being nominated for election to our Board of Directors to serve for a term through the 2019 Annual Meeting of Shareholders. We did not pay a fee to any third party to identify or evaluate any potential nominees.

Required Vote

Under the plurality voting standard, once a quorum has been established, each of the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for him or her will be elected as a director to serve until the 2019 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. Votes withheld shall have no legal effect. At the Annual Meeting, proxies cannot be voted for more than the six (6) nominees named in this Proxy Statement. As a Pennsylvania corporation, the Company’s directors are currently elected under a plurality voting standard. If Proposal No. 4 is approved by shareholders, the plurality voting standard will be changed to a majority voting standard with a resignation policy for future uncontested elections.

Brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the proposal so that your votes may be counted on this important matter.

Our Directors

Our directors serve subject to the requirements of our charter and bylaws, including the requirement that directors not be “unsuitable persons.” Gaming laws require our directors to obtain licenses from gaming authorities. Licenses typically require a determination that the applicant qualifies or is suitable to hold the license. If one of our directors were to be determined to be an “unsuitable person” within the meaning of our charter, he or she would be subject to removal for cause by the remaining members of the Board of Directors or by shareholders with a vote of 75% of the votes cast at a shareholders meeting.

There are no family relationships among any of our directors or executive officers.

The following biographical information is furnished as to the nominees for election as a director and each of the continuing directors.

Nominees for Election to the Board of Directors for a One-year Term Expiring at the 2019 Annual Meeting

David A. Handler AGE: 53 DIRECTOR SINCE: 2013 OTHER CURRENT PUBLIC BOARDS: Penn National Gaming, Inc.

David A. Handler has served as a member of our Board of Directors since October 2013. Mr. Handler has also served as a director of Penn since 1994. In August 2008, Mr. Handler joined Centerview Partners, an independent financial advisory and private equity firm, as a Partner. From April 2006 to August 2008, he was a Managing Director at UBS Investment Bank. Prior to becoming a Managing Director at UBS Investment Bank, he was a Senior Managing Director at Bear Stearns & Co., Inc.

Mr. Handler brings to our Board of Directors experience in investment banking and capital markets that has included a focus on mergers and acquisitions and other significant transactions. The Board of Directors supports and approves Mr. Handler’s nomination and continued service on our Board of Directors because his background is an invaluable asset to us, particularly in connection with evaluating potential acquisition and financing opportunities.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	9

Joseph W. Marshall, III AGE: 65 DIRECTOR SINCE: 2013 OTHER CURRENT PUBLIC BOARDS: SIGA Technologies, Inc.

Joseph W. Marshall, III has served as a member of our Board of Directors since October 2013. Mr. Marshall has also served as the Vice Chairman of the law firm Stevens & Lee, PC and Vice Chairman of Griffin Holdings, LLC since February 2010. In addition to a number of other boards, including the Cancer Treatment Centers of American-Eastern Regional Medical Center and First Bank of Delaware, Mr. Marshall has served on the Board of Directors of SIGA Technologies, Inc. (NASDAQ) since 2009. From 2001 to 2008, Mr. Marshall served as the Chairman and CEO of Temple University Health System, one of the largest health care organizations in Pennsylvania. Mr. Marshall served as director of Health Partners, a provider-owned Medicaid/Medicare Health Maintenance Organization operating in Greater Philadelphia, from 2003 to 2008. Mr. Marshall also previously served on the Pennsylvania Gaming Control Board, Pennsylvania Ethics Commission and the Medicaid Commission created by Congress and established by the Honorable Michael O. Leavitt, Secretary of the U.S. Department of Health & Human Services. In addition, Mr. Marshall is a member of the Board of Trustees of Temple University and Salus University.

The Board of Directors supports and approves Mr. Marshall’s nomination and continued service on our Board of Directors because of his extensive experience and knowledge of gaming regulation and his significant experience as a director and an executive in both the private and public sectors.

James B. Perry AGE: 68 DIRECTOR SINCE: 2017

James B. Perry was appointed to our Board of Directors in March 2017. Mr. Perry served on the Board of Directors of Isle of Capri Casinos, Inc. (“Isle”) from 2007 to 2014 and was named Chairman of the Board of Directors and Executive Chairman of the Board of Directors in 2009 and 2011, respectively. From March 2008 to April 2011, he served as Isle’s Chief Executive Officer. Prior to being named Chairman, Mr. Perry was Executive Vice Chairman from March 2008 to August 2009 and Vice Chairman from July 2007 to March 2008. Mr. Perry served as a Class III Director on the board of Trump Entertainment Resorts, Inc. from May 2005 until July 2007. From July 2005 to July 2007, Mr. Perry served as Chief Executive Officer and President of Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 1997 through May 2003. Mr. Perry also served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005.

The Board of Directors supports and approves Mr. Perry’s nomination because he brings more than 30 years of gaming industry experience to the Board of Directors. He also has extensive experience in executive management, corporate governance and strategic planning.

Earl C. Shanks AGE: 61 DIRECTOR SINCE: 2017 OTHER CURRENT PUBLIC BOARDS: Verint Systems Inc.

Earl C. Shanks was appointed to our Board of Directors in March 2017. Mr. Shanks served as Chief Financial Officer of Essendant Inc., a leading supplier of workplace essentials, from November 2015 through May 2017. Previously, Mr. Shanks served as the Chief Financial Officer at Convergys Corporation from 2003 until 2012. Prior to that, Mr. Shanks held various financial leadership roles with NCR Corporation, ultimately serving as the Chief Financial Officer, where he oversaw treasury, finance, real estate and tax. Additionally, Mr. Shanks has served as a director of Verint Systems Inc. since July 2012.

The Board of Directors supports and approves Mr. Shanks’ nomination because of his financial expertise and significant public company experience as both a Chief Financial Officer and director.

10	|	Gaming & Leisure Properties Inc.

Barry F. Schwartz AGE: 68 DIRECTOR SINCE: 2017 OTHER CURRENT PUBLIC BOARDS: Revlon, Inc. Scientific Games Corporation

Barry F. Schwartz was appointed to our Board of Directors in May 2017. Mr. Schwartz has been Vice Chairman of MacAndrews & Forbes Incorporated and various affiliates since December 2015. Mr. Schwartz was Executive Vice Chairman of MacAndrews & Forbes Incorporated and various affiliates from October 2007 to December 2016. Prior to that, Mr. Schwartz was Executive Vice President and General Counsel of MacAndrews & Forbes Incorporated and various affiliates since 1993 and Senior Vice President of MacAndrews & Forbes Incorporated and various affiliates from 1989 to 1993. Mr. Schwartz is a director of Revlon, Inc., Revlon Consumer Products Corporation and Scientific Games Corporation. During the past five years, Mr. Schwartz also served as a director of Harland Clarke Holdings Corp. and M & F Worldwide Corp. Mr. Schwartz is a Trustee Emeritus and a former Chairman of the Board of Trustees at Kenyon College and formerly a member of the Georgetown University Law Center Board of Visitors. He also serves as the Vice Chairman of the Board of Trustees at the City University of New York (CUNY) and a trustee of the NYU Langone Medical Center, Jazz at Lincoln Center and the Perelman Performing Arts Center at The World Trade Center.

The Board of Directors supports and approves Mr. Schwartz’s nomination and continued service on our Board of Directors because of his extensive experience in the areas of mergers and acquisitions, legal and compliance through his service as a senior executive in a large, diversified holding company. Additionally, in connection with his role at MacAndrews & Forbes, Mr. Schwartz serves as a director of several public and private portfolio companies, which offers valuable alternative perspectives.

E. Scott Urdang AGE: 68 DIRECTOR SINCE: 2013

E. Scott Urdang has served as a member of our Board of Directors since October 2013. Mr. Urdang, who retired in 2012, was the founder, Chief Executive Officer and Chairman of Urdang Capital Management (now Center Square Capital Management, Inc.), a wholly-owned subsidiary of BNY Mellon. Center Square Capital Management is an investment management company that manages and participates in public, private, global, and US-only real estate investment strategies. Mr. Urdang founded the company in 1987 and at the time of his retirement it had in excess of $5 billion under management. From 1984 to 1987, Mr. Urdang was a Partner at Laventhol and Horwath, a national consulting and accounting firm, where he served as regional partner in charge of real estate consulting with national responsibility for its pension consulting practice. Mr. Urdang also has experience as a Vice-President of Finance of a large regional development company that was involved in residential subdivisions, office buildings, apartments and shopping centers. Mr. Urdang has 20 years of experience teaching both undergraduate and graduate courses in economics, corporate finance, and real estate finance and investment analysis at the Wharton School of the University of Pennsylvania.

The Board of Directors supports and approves Mr. Urdang’s nomination and continued service on our Board of Directors because of his extensive experience, comprehensive knowledge and strong record of success in the real estate industry as an investor, developer, entrepreneur, and professor.

The Board of Directors Recommends a Vote for the Election of the Nominated Directors.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	11

Member of the Board of Directors Continuing in Office for a Term Expiring at the 2019 Annual Meeting

Peter M. Carlino AGE: 71 DIRECTOR SINCE: 2013 OTHER CURRENT PUBLIC BOARDS: Penn National Gaming, Inc.

Peter M. Carlino has been the Chairman of our Board of Directors and our Chief Executive Officer since our inception in February 2013. Mr. Carlino has served as the Chairman of the Board of Directors of Penn since April 1994 and served as Chief Executive Officer of Penn from 1994 until October 2013. Since 1976, Mr. Carlino has served in an executive capacity for Carlino Capital Management Corp. and is currently the Chairman of the Board and Chief Executive Officer. Carlino Capital Management Corp. is a holding company that owns and operates various Carlino family businesses, and Mr. Carlino has been continuously active in its strategic planning and monitoring the operations. Having served as the Chairman of Penn’s Board of Directors since 1994 and as Chief Executive Officer for Penn, and now the Company, collectively for over 20 years,

Mr. Carlino brings to our Board of Directors extensive management experience, critical knowledge of our properties and knowledge and understanding of the gaming industry in general. Moreover, as one of the largest beneficial owners of our common stock, his interests are significantly aligned with our efforts to enhance long-term shareholder value.

BOARD COMPOSITION

Our business and affairs are managed under the direction of our Board of Directors, which currently consists of seven (7) members. Our bylaws provide that our Board of Directors will consist of a number of directors to be fixed exclusively by resolution of the Board of Directors. The size of our board is currently set at seven directors.

In 2016, shareholders approved a declassification of the Company’s Board of Directors. As a result, beginning with the 2017 annual meeting of shareholders, all directors are elected for one-year terms. Each director’s term continues until the election and qualification of his successor, or his earlier death, resignation, retirement, disqualification or removal. Newly created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present. A director may be removed by the Board of Directors only with cause or by the shareholders only with cause and only by the vote of 75% of the shares entitled to vote.

DIRECTOR INDEPENDENCE

Our Board of Directors observes all applicable criteria for independence established by The NASDAQ Stock Market LLC (“NASDAQ”) and other governing laws and applicable regulations. No director will be deemed to be independent unless our Board of Directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board of Directors has determined that each of our directors, other than Mr. Carlino, is independent as defined under the corporate governance rules of NASDAQ and, with respect to the committees on which they serve, the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) and NASDAQ.

BOARD LEADERSHIP STRUCTURE AND BOARD’S ROLE IN RISK OVERSIGHT

Our Board of Directors has no policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the Board of Directors. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our Chief Executive Officer also serves as the Chairman of the Board. The Board believes this is appropriate because of the Chairman’s role in leading the Company and his proven track record of generating significant shareholder value for Penn over the years prior to the spin-off transaction, which led to the creation of the Company. Moreover, the Board believes that the Chairman’s substantial beneficial ownership of the Company’s equity has strongly aligned his interests with the interests of shareholders. Because we have selected to have Mr. Carlino serve in both the roles of Chairman and Chief Executive Officer, we have appointed Mr. Marshall to be our Lead Independent Director. As Lead Independent Director, Mr. Marshall’s responsibilities include (i) consulting with the Chairman of the Board, as appropriate, regarding the information, agendas and schedules of Board and Board committee meetings, including the ability to add items to the agendas for any meeting; (ii) scheduling, setting the agenda for and serving as chair of meetings of independent directors; (iii) serving as principal liaison between the independent directors and the Chairman of the Board and between the independent directors and senior management; (iv) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (v) in the event of the death, incapacity, resignation or removal of the Chairman of the Board, becoming the acting Chairman of the Board until a new Chairman is selected; and (vi) ensuring that he is available for consultation and direct communications on behalf of the independent directors with major shareholders as appropriate.

12	|	Gaming & Leisure Properties Inc.

Our Board of Directors plays an active role in the oversight of risks impacting our Company and the management team is charged with managing such risks. Our Board of Directors works closely with management to ensure that integrity and accountability are integrated into our operations. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit and Compliance Committee oversees management of financial risks. The Nominating and Corporate Governance Committee is responsible for overseeing the risks associated with the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board of Directors is regularly informed regarding such risks through committee reports and otherwise.

MEETINGS AND ATTENDANCE

During 2017, the Board of Directors met six (6) times, the Audit and Compliance Committee met eight (8) times and the Compensation and Governance Committee met four (4) times. Each director attended 75% or more of the aggregate of all meetings of the Board and the Committee on which he served in 2017.

Each of our directors attended last year’s Annual Meeting of Shareholders. Our Board of Directors generally expects its members to attend the Annual Meeting of Shareholders and we believe that all of our directors will attend this year’s Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established the following committees for 2017: the Audit and Compliance Committee and the Compensation and Governance Committee. In 2018, the Board of Directors established a new committee, the Nominating and Corporate Governance Committee, and realigned committee memberships. The Compensation and Governance Committee was renamed as the Compensation Committee. The composition of each Board committee satisfies the independence requirements and current standards of the SEC and the rules of NASDAQ (as applicable). Current copies of the charters for each of the current committees are available on our website, www.glpropinc.com, under the “About” section.

2017 Committee Membership

NAME	AUDIT AND COMPLIANCE	COMPENSATION AND GOVERNANCE
Peter M. Carlino
David A. Handler		Chair
Joseph W. Marshall, III	Chair
E. Scott Urdang		●
Earl C. Shanks	●
James B. Perry		●
Barry F. Schwartz	●
Number of Committee Meetings Held in 2017	8	4

2018 Audit and Compliance Committee

The duties and responsibilities of the Audit and Compliance Committee are set forth in its charter, which is available on our website, and include the following:

∎	to oversee the quality and integrity of our financial statements and our accounting and financial reporting processes;

∎	to prepare the Audit and Compliance Committee report required by the SEC in our annual proxy statements;

∎	to review and discuss with management and the independent registered public accounting firm our annual and quarterly financial statements;

∎	to review and discuss with management and the independent registered public accounting firm our earnings press releases;

∎	to appoint, compensate and oversee our independent registered public accounting firm, and pre-approve all auditing services and non-audit services to be provided to us by our independent registered public accounting firm;

∎	to review the qualifications, performance and independence of our independent registered public accounting firm;

∎	to establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

∎	to review and approve related person transactions that would be required to be disclosed in our SEC reports; and

∎	to oversee the Company’s compliance program.

Our current Audit and Compliance Committee is comprised of Joseph W. Marshall, III (chair), Earl C. Shanks and Barry F. Schwartz. Our Board of Directors has determined that each

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member meets the heightened independence standards for service on the Audit and Compliance Committee and satisfies the financial literacy and other requirements for “audit committee” members under applicable NASDAQ rules and that each of Mr. Marshall and Mr. Shanks is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee

The duties and responsibilities of the Compensation Committee are set forth in its charter, which is available on our website, and include the following:

∎	to determine the compensation of our Chief Executive Officer and other executive officers;

∎	to establish, review and evaluate employee compensation, plans policies and procedures;

∎	to review and approve any employment contracts or similar arrangement between the Company and any executive officer of the Company;

∎	to review and discuss with management the relationship between the Company’s policies and practices for compensating employees, risk-taking incentives and risk management;

∎	to review, monitor, and make recommendations concerning incentive compensation plans;

∎	to oversee shareholder engagement with respect to executive compensation matters; and

∎	to recommend the compensation of directors.

Our Compensation Committee is comprised of David A. Handler (chair), E. Scott Urdang and James B. Perry. The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.

Nominating and Corporate Governance Committee

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter, which is available on our website, and include the following:

∎	recommend to our Board of Directors proposed nominees for election to the Board of Directors by the shareholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies that occur between shareholder meetings;

∎	make recommendations to the Board of Directors regarding corporate governance matters and practices;

∎	oversee shareholder engagement with respect to corporate governance matters;

∎	review and assess succession planning;

∎	oversee Board and committee evaluation; and

∎	recommend members for each committee of the Board of Directors.

Our Nominating and Corporate Governance Committee is comprised of E. Scott Urdang (chair), Joseph W. Marshall, III and David A. Handler. The Compensation and Governance Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Nominating and Corporate Governance Committee may deem appropriate in its sole discretion.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in 2017 served, as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

DIRECTOR COMPENSATION

The Company paid director compensation in 2017 to each director who is not an employee of the Company as shown in the table below.

Schedule of Director Compensation for 2017
Annual Cash Retainer	$100,000
Annual Restricted Stock Award	Restricted Stock valued at $175,000
Committee Chair Retainer	$30,000 for the Audit and Compliance Committee
$25,000 for the Compensation and Governance Committee
Committee Member Retainer	$15,000 for the Audit and Compliance Committee
$12,500 for the Compensation and Governance Committee

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The following table sets forth information on the compensation of all our non-employee directors for 2017:

	2017 Compensation
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards (#)(2)	Stock Awards ($)(2)	Total Compensation ($)	Unvested Stock Awards (#)(3)
David A. Handler	140,000	5,716	175,024	320,740	11,017
Joseph W. Marshall, III	130,000	5,716	175,024	310,740	11,017
E. Scott Urdang	127,500	5,716	175,024	308,240	11,017
Earl C. Shanks(4)	83,333	5,647	175,001	258,334	5,647
James B. Perry(4)	75,000	5,201	175,014	250,014	5,201
Barry F. Schwartz(4)	58,333	4,804	175,010	233,343	4,804

(1)	Cash fees include annual director’s retainer and, where applicable, committee fees.
(2)	The amounts listed above are calculated based on the closing price on the day prior to grant date.
(3)	Represents unvested restricted stock awards outstanding as of December 31, 2017 for grants 2017 and prior.
(4)	Mr. Shanks, Mr. Perry and Mr. Schwartz were appointed to the Company’s Board of Directors and received pro-rated compensation for 2017.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board believes it is important for shareholders and others to have a process to send communications to the Board. Shareholders who wish to communicate with directors should do so by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or Board committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company’s Audit and Compliance Committee.

DIRECTOR NOMINATION PROCESS

Minimum Qualifications of Directors

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for evaluating and recommending candidates for membership on our Board, including director nominees suggested by, among others, other Board members, management and shareholders. Our Nominating and Corporate Governance Committee may also retain professional search firms to identify candidates.

The Nominating and Corporate Governance Committee seeks to identify, as candidates for director, persons with gaming and/or real estate industry knowledge, senior management experience, diversity of viewpoints, business acumen, strength of character, integrity and mature judgment. The Nominating and Corporate Governance Committee will also consider a candidate’s background and skills, including financial literacy, independence, and the contribution he or she would make in light of the Company’s business strategy; a candidate’s ability to meet the suitability requirements of all relevant regulatory authorities; a candidate’s ability to represent the interests of the shareholders; a candidate’s ability to work constructively with the Company’s management and other directors; and a candidate’s availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties among other considerations set forth in the Company’s Corporate Governance Guidelines, available on our website, www.glpropinc.com, under the “About” section.

Shareholder Nominations of Directors and Other Business

Shareholders who (a) are not “Unsuitable Persons,” as that term is defined in our charter, (b) have beneficially owned at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation and (c) are entitled to vote at the Annual Meeting, may submit director nominations and proposals for other business for consideration by the Board of Directors and the Nominating and Corporate Governance Committee, as applicable, to be raised from the floor at our Annual Meeting, provided that such recommendations are in proper written form and timely received by the Secretary of the Company. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The requirements set forth in this section do not relate to shareholder proposals intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act.

With respect to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, all notices must include the following information as further outlined in our Amended and Restated Bylaws:

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∎	the name and address of such shareholder, as they appear on the Company’s books, the telephone number of such shareholder, and the name, address and telephone number of such beneficial owner, if any;

∎	a statement or SEC filing from the record holder of the shares, derivative instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, derivative instruments or other interests have been held by such beneficial owner and any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including, but not limited to, voting arrangements, rights to dividends or performance related fees associated with any securities held, material legal proceedings involving the Company, its directors, officers or affiliates, and any material interest in any material contract or agreement with the Company, its affiliates or any principal competitors;

∎	a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting;

∎	a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported shares, derivative instruments or other interests through the date of the Company’s next annual meeting of shareholders; and

∎	a completed and signed questionnaire, multi-jurisdictional personal disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by such shareholder and beneficial owner, and such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such shareholder or beneficial owner is an unsuitable person.

Any notice pertaining to a shareholder recommendation for nomination for election or re-election as a director, must also include the following information:

∎	all information relating to the recommended nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected);

∎	a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant;

∎	a description of all relationships between the proposed nominee and the recommending shareholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending shareholder and the beneficial owner, if any, and the recommended nominee regarding the nomination;

∎	a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Company;

∎	a completed and signed questionnaire, multi-jurisdictional personal disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by the recommended nominee, and such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such nominee is an Unsuitable Person; and

∎	the written representation and agreement (in the form provided by the Secretary upon written request) of the recommended nominee that he or she (1) is not and will not become a party to voting commitment that has not been disclosed to the Company or that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any compensation arrangement with any person or entity in connection with service or action as a director that has not been disclosed, and (3) in such person’s individual capacity, and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance and other policies and guidelines of the Company.

Any notice as to any business other than a recommendation for nomination of a director or directors that the shareholder proposes to bring before the meeting, must also set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (2) a description of all contracts, arrangements, understandings and relationships

16	|	Gaming & Leisure Properties Inc.

between such shareholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration).

CODE OF BUSINESS CONDUCT AND ETHICS

Our code of business conduct and ethics applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Disclosure regarding any amendments to the code, or any waivers of its requirements, will be included in a current report on Form 8-K within four business days following the date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of the SEC and NASDAQ. A copy of our code of business conduct and ethics is available on our website, www.glpropinc.com, under the “About” section.

CORPORATE GOVERNANCE GUIDELINES

Our Board of Directors has adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of our Board of Directors, board membership criteria and director qualifications, director responsibilities, roles of the Chairman of the Board of Directors and Chief Executive Officer, meetings and roles of independent directors, committee responsibilities and assignments, stock ownership guidelines, the role of our Lead Independent Director, board member access to management and independent advisors and direct communications with third parties. A copy of our Corporate Governance Guidelines, is available on our website, www.glpropinc.com, under the “About” section.

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation and Governance Committee, which was reorganized as the Compensation Committee effective March 9, 2018, is responsible for the Company’s executive compensation program. For purposes of the following Compensation Discussion and Analysis, the terms “Committee” or “we” or “our” refer to the Compensation and Governance Committee of the Board.

The following Compensation Discussion and Analysis (“CD&A”) describes our compensation philosophy, objectives and policies and how these are reflected in the compensation program for our named executive officers. Our named executive officers for 2017 were:

Name	Title
Peter M. Carlino	Chairman, Chief Executive Officer and President
William J. Clifford	Senior Vice President, Chief Financial Officer and Treasurer
Steven T. Snyder	Senior Vice President, Corporate Development
Brandon J. Moore	Senior Vice President, General Counsel and Secretary
Desiree A. Burke	Senior Vice President and Chief Accounting Officer

CD&A Quick Reference Guide

18	|	Gaming & Leisure Properties Inc.

Executive Summary

Unique Nature of Gaming REITs

On November 1, 2013, GLPI emerged as a publicly traded company through a tax-free spin-off from Penn National Gaming, Inc. (“Penn”). GLPI was the first triple-net REIT focused entirely on the ownership and leasing of gaming properties, establishing a new category of gaming REITs that now consists of three public companies. As gaming companies have recognized the tremendous value created by the concept of a gaming REIT, GLPI has grown from 21 properties at the time of our spin-off from Penn, to 38 properties in 14 states today.

The Company’s high quality, geographically-diversified portfolio of gaming properties as well as stable and predictable cash flow from long-term triple-net master leases with significant fixed components, create a business model that is unique in comparison to other publicly-traded REITs.

Our Competitors and Our Talent Pool

GLPI is structured as a REIT focused on the acquisition and leasing of gaming properties. The management of our Company requires a specialized skill set with specific knowledge of the gaming industry. Due to the unique nature of our business among REITs, it is difficult to determine the Company’s direct competitors. There is a disconnect between the companies with whom our stock trades – REITs – and the companies with whom we compete for talent and assets –gaming companies. The Committee has determined that compensating management using a REIT Global Industry Classification Standard (GICS) code is not applicable given the unique nature of GLPI’s operations and the talent required to support the complex and unique nature of our business. The Compensation Committee designed the executive compensation program to attract and retain executive talent with the necessary experience in, and understanding of, gaming assets while recognizing that performance metrics should reflect the Company’s operation as a triple-net REIT.

As a result, using a more holistic view of our business, we define our competitors as the companies with whom we compete for talent and assets – gaming operators – and the companies with whom we compete for investors – gaming REITs and triple-net lease REITs.

While Gaming REITs are considered our most direct competitor, there are only three gaming REITs: (1) GLPI; (2) MGM Growth Properties (created by MGM Resorts International); and (3) VICI Properties (emerged from the Caesars Entertainment bankruptcy). MGM Growth Properties and VICI Properties each have unique aspects that make comparison difficult:

	GLPI	MGP	VICI
Independent Ownership from Tenant(s)	✓	×	✓
No Reliance on Tenant for Services	✓	×	✓
Manages Casino Operations	✓	×	×
Multiple Tenants	✓	×	×
Multiple Years of Operating History	✓	✓	×

How Our Compensation Program is Aligned with Our Unique Business Model

We are focused on attracting and retaining executives with the knowledge and experience to grow shareholder value in our unique structure and operating environment and to lead the Company in an increasingly competitive business. With this as our goal, the Committee carefully designed the Company’s compensation program with the assistance of our compensation consultant, FTI Consulting, Inc., to attract and retain the talent necessary to drive growth in a REIT structure through the acquisition of gaming assets.

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Focusing on the need to retain executives with experience in, and understanding of, gaming assets, the Committee has aligned the current named executive officers’ base pay with their peers in the gaming industry. The base compensation of our Chief Executive Officer is competitive among our gaming peers:

(1)	Base salary for the Company’s gaming peers is for 2016 based on public disclosures in 2017 and the Company’s CEO base salary is for 2017.

Recognizing that the Company’s stock performance is strongly correlated with REITs, the Committee established performance goals for our cash bonus program and performance-based restricted stock awards designed to drive shareholder value, including:

∎	a cash bonus program primarily tied to the stability and growth of AFFO, dividends and acquisition goals; and

∎	performance-based restricted stock awards tied to the Company’s performance measured against the broad US MSCI REIT index generally and triple-net REITs specifically.

These two components of “at risk” compensation represent a significant portion of management’s total compensation opportunity:

By focusing on the Company’s gaming peers in establishing base salary and the Company’s REIT peers in establishing performance goals, we believe the compensation program is successful in attracting and retaining a talented management team capable of driving shareholder value.

Executive Compensation Highlights

In structuring the Company’s executive compensation program for 2017 and 2018, the Committee’s primary objective was to align pay with performance while taking into consideration the performance of the Company over the past two years, the complicated structuring and tax issues encountered in acquiring gaming assets, shareholder feedback, industry and general market trends in compensation practices, as well as the advice and recommendations of our independent compensation consultant.

20	|	Gaming & Leisure Properties Inc.

Highlights of our overall executive compensation program are outlined below, with details of the overall executive compensation program discussed more fully throughout the CD&A:

Meaningful Shareholder Outreach

✓  Our shareholder outreach efforts have resulted in numerous changes to our compensation program and corporate governance structure in response to concerns, including:

∎  Amending the equity plan to provide for double trigger vesting acceleration upon change in control

∎  Capping performance-based stock awards if TSR is negative for the performance period

∎  Substituting linear vesting for vesting tranches and setting target payout at the 50th percentile for performance-based stock awards

∎  Adding stock ownership guidelines for named executive officers and non-employee directors

Use of Formulaic Incentive Compensation	✓ 90% of annual performance cash bonus payments are tied to the achievement of pre-determined quantitative performance goals, including AFFO, dividends and acquisitions

✓  80% of stock awards granted for equity compensation continue to be at-risk and are contingent upon the Company achieving rigorous total shareholder return hurdles over a three-year performance period

Pay for Performance	✓ Rigorous performance goals for cash bonus require exceptional results for maximum payment. Executives have not earned maximum payments in any year since the spin-off despite top quartile performance
✓ 90% of cash bonus and 80% of total equity awards are tied to performance goals
✓ Maximum payout for performance-based equity awards requires top quartile performance over a three-year period
Robust Governance Practices	✓ Cash bonus subject to maximum cap based on percentage of base salary
✓ Share ownership guidelines for executive officers and non-employee directors
✓ Clawback policy to recover incentive compensation under certain circumstances
✓ Anti-hedging policy that prohibits trading in puts, calls, options or other derivative instruments derived from the value of the Company’s stock

Shareholder Outreach

The Company’s shareholder base has changed dramatically since its spin-off from Penn in 2013 when shareholders were predominately gaming investors. Today, the Company’s largest shareholders are REIT and index-oriented institutional investors. With the change in the composition of our shareholders, the concerns of shareholders have changed and the Company has listened and responded.

In 2016, the Company voluntarily changed the frequency of our say-on-pay advisory vote to be conducted annually. Accordingly, the Company presented a shareholder advisory vote on executive compensation at GLPI’s 2017 Annual Meeting of Shareholders with 73.7% of the voted shares approving such advisory vote. We engage in periodic discussions with our shareholders throughout the year and during 2017 made meaningful changes to our corporate governance structure and compensation programs as a result. Our 2017 shareholder outreach efforts are summarized below:

∎	Spring 2017 – In connection with the distribution of the proxy materials for the 2017 Annual Meeting of Shareholders, we reached out to our top 20 shareholders to discuss questions and concerns related to specific proposals presented in the Company’s proxy materials. Members of management and directors were offered as participants.

∎	Fall 2017 – We broadened our outreach efforts to include not only the top 20 shareholders, but also significant shareholders that either withheld votes or voted against the recommendations of the Board. The Board believes that it is important to understand the reasons why shareholders choose not to support certain of the Board’s recommendations and to discuss the Company’s governance structure and initiatives that shareholders would like the Board to consider in the upcoming year. Members of management and directors were offered as participants.

∎	General 2017 – Our Chief Executive Officer and Chief Financial Officer participated in both REIT and gaming investor conferences and meetings throughout 2017.

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Our Responses to Shareholder Feedback

As a result of discussions with shareholders, we made the following changes to our corporate governance and executive compensation programs for 2018:

Shareholder Concern	Our Response
Corporate Governance
Plurality Voting Standard	Company proposal to implement majority voting with a resignation policy in uncontested director elections to be presented at 2018 Annual Meeting
Single Trigger Change of Control	Amended the Company’s 2013 Long-Term Incentive Compensation Plan to provide for double trigger acceleration of awards in the event of a change of control
No Stock Ownership Guidelines	Implementation of stock ownership guidelines for named executive officers and non-employee directors, including requirement that CEO hold 5 times base salary, which is in excess of $9 million
Limited Role of Lead Independent Director	Role of the Lead Independent Director expanded in 2018
Compensation
Potential to Earn Maximum Awards with Negative TSR	Performance-Based Restricted Stock Awards issued in 2018 are capped at target in the event of negative TSR for the performance period
Relative TSR Target Vesting at 40% Percentile	Revised our performance-based restricted stock award program to provide for relative TSR target vesting at the 50th percentile TSR with minimum vesting at 25th percentile, maximum vesting at 75th percentile
Vesting Tranches for Performance-Based Restricted Stock Awards	Revised our performance-based restricted stock award program to calculate payout based on linear interpolation for performance in between each payout level

2017 Highlights

GLPI’s disciplined approach to acquisitions and careful capital management led to increased shareholder value and continued strong financial performance in 2017.

	One-Year TSR	Three-Year TSR
GLPI	29.67%	56.59%
MSCI US REIT (RMS)	5.07%	16.98%
Triple Net Lease REITs	5.95%	31.88%

22	|	Gaming & Leisure Properties Inc.

(1)	December 31, 2014 excludes one-time dividends paid to shareholders of $11.84 and $0.40 per share paid on February 18, 2014 and December 19, 2014, respectively.

(2)	AFFO and AFFO per share are non-GAAP financial measures. AFFO per share is calculated using the Company’s outstanding number of shares on a fully diluted basis. AFFO is FFO as defined by the National Association of Real Estate Investment Trusts (net income, excluding gains or losses from sales of property and real estate depreciation) excluding stock based compensation expense, debt issuance costs amortization, other depreciation, amortization of land rights, straight-line rent adjustments and direct financing lease adjustments, reduced by maintenance capital expenditures. For a complete discussion of our financial performance in 2017 and additional information on non-GAAP financial measures presented in this Proxy Statement, please see our Annual Report on Form 10-K for the year ended December 31, 2017, a copy of which is included in the Annual Report to Shareholders made available to shareholders in connection with this Proxy Statement.

Executive Pay vs. Company Performance

Following the spin-off from Penn in 2013, the Company’s named executive officers transitioned to the Company at the same base pay in effect at the time of the spin-off. The Committee recognized at the time that while base salaries were in line with gaming company peers, they were elevated compared to triple-net REIT peers. With the exception of the Company’s Senior Vice President and Chief Accounting Officer and the Senior Vice President, General Counsel and Secretary, the named executive officers have not received an increase in base pay since the Company’s inception. Additionally, legacy Penn National Gaming compensation items that over-stated named executive officer compensation have ended and going forward the compensation rates will be more normalized. As a result, the total realizable pay for the Company’s Chief Executive Officer has remained relatively flat over the last three years despite a significant increase in AFFO.

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Despite the Company’s significant achievements described above, the executives have not earned their maximum potential bonus in any year since the spin-off. The following table reflects the CEO’s cash bonus based on the maximum potential payout that could be earned under the program during the past four years. The Company uses rigorous performance hurdles that have resulted in a payout between 53% and 91% of his potential payout.

	Potential Maximum Cash Bonus	Actual Payout
Performance Year		Amount	% of Potential Maximum
2017	$3,616,936	$3,194,958	88%
2016	$3,616,936	$2,531,854	70%
2015	$3,616,936	$3,279,763	91%
2014	$3,616,936	$1,910,683	53%

Performance awards are tied to multi-year performance goals in order to tie incentive compensation to long-term results. The performance goals established by the Committee require exceptional results to achieve maximum payout. The first three-year performance-based restricted stock award concluded at the end of 2016 with no value. The following table shows the status of the performance awards granted in each of 2014 through 2017.

Program	Performance Period	Performance Metric	Actual Performance	Status (as of 12/31/17)
2017 Performance Awards	January 2017 - December 2019	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Matures 12/31/2019	Tracking to earn at least 100% of the target award
2016 Performance Awards	January 2016 - December 2018	Relative TSR vs. MSCI US REIT Index	Matures 12/31/2018	Tracking to earn at least 100% of the target award
2015 Performance Awards	January 2015 - December 2017	Relative TSR vs. MSCI US REIT Index	Above 80th Percentile	200% of the target award was earned
2014 Performance Awards	January 2014 - December 2016	Relative TSR vs. MSCI US REIT Index	Below 25th Percentile	0% of the target award was earned

Compensation Philosophy and Objectives

Objectives of Compensation Program

The overall objective of the Company’s executive compensation program is to compensate members of management in a manner that most effectively incentivizes them to maximize shareholder value without taking undue financial risks. At the same time, the executive compensation program is intended to enable the Company to attract and retain the executive talent needed to grow and further its strategic initiatives. This cannot be understated. The acquisition of real property assets by a REIT from a taxable corporation presents unique and complex tax, accounting, legal and structural issues. Unfortunately, gaming assets are generally owned by corporations and a failure of the Company’s management team to identify latent tax, accounting and legal issues can result in a transaction that appears to be accretive on the surface, potentially reducing AFFO and dividend distributions. It is imperative that the Company’s management team have the experience and skills necessary to recognize and solve these problems. With these goals in mind, the Company’s compensation objectives are to:

∎	offer a competitive and balanced compensation program to compensate executives for the unique experience required of our management team, taking into consideration the total compensation opportunity offered by other REITs and gaming companies;

∎	utilize a mix of fixed and performance-based compensation designed to closely align the interests of management with those of the Company’s shareholders; and

∎	attract and retain the best possible management team for the Company to increase shareholder value and maintain the Company’s credibility in, and access to, the capital markets.

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Compensation Philosophy

To support the Company’s compensation program objectives, we have adopted and annually review and confirm a compensation philosophy that serves as the guide for all executive compensation decisions. Our compensation philosophy is as follows:

The Company intends to maintain an executive compensation program that will help it attract and retain the executive talent needed to grow and further the strategic interests of the business. To this end, the Company provides a compensation and benefits program that will be sufficiently attractive to provide talented executives with good reason to remain with the Company and continue in their efforts to improve shareholder value. The Company’s program is designed to motivate and reward executives to achieve and exceed targeted results. Pay received by the executives will be commensurate with the performance of the Company and their own individual contributions.

We believe that it is in the long-term best interests of the Company to provide a significant portion of each executive’s compensation in the form of equity incentive awards. However, we also believe that it is important to provide base salaries that do not motivate or encourage executives to take excessive risks to ensure future financial security, particularly in light of the complex tax, accounting and legal issues inherent in the Company’s transactions. To balance these goals, we believe that the appropriate compensation program includes (a) fixed and performance-based cash and (b) service and performance-based equity incentive awards. We focused on the appropriate balance of each of these components in developing our 2017 executive compensation program.

Key Compensation Practices

The Committee, in consultation with our independent compensation consultant and management team, continually evaluates and considers compensation practices identified as “best practices” by various market constituents. We incorporated into our compensation program the practices we believe will most effectively support the Company’s continuing efforts to create shareholder value, including:

∎	no agreements or arrangements containing tax gross-ups or other similar tax indemnification provisions;

∎	compensation largely based on multiple performance metrics, including dividends, adjusted funds from operations, relative total shareholder return and acquisition activity;

∎	compensation that includes a combination of variable and fixed incentive opportunities;

∎	double trigger acceleration of incentive awards in the event of a change of control; and

∎	established maximum bonus opportunities.

We will continue to evaluate and consider input from our shareholders and emerging “best practices” to ensure that our compensation program contains the features necessary to properly align the interests of our executives with the interests of our shareholders without encouraging undue risk.

We have also taken steps to protect shareholder interests and promote shareholder value in both the design and in the administration of the Company’s equity compensation program. Under the terms of our 2013 Long-Term Incentive Compensation Plan (the “Plan”), awards to employees are administered by the Committee and will generally include vesting schedules designed to encourage employees to focus on the long-term success of the Company by requiring employees to remain with the Company for a number of years before all of their awards may be settled. Further, the Plan neither permits the exercise price of outstanding stock options or stock appreciation rights to be reduced nor permits the grant of discounted stock options or stock appreciation rights.

Annual Review and Approval Process

Role of the Committee

Our Committee annually reviews and approves the executive compensation packages for the Chief Executive Officer and each of the other executive officers as well as confirms and approves performance-based awards earned for the most recently completed year. In establishing compensation packages, we consider numerous factors and data, including:

∎	the experience necessary to identify and solve the significant tax, accounting, legal and structural complexities inherent in the types of transactions conducted by the Company;

∎	compensation packages of gaming peers with whom the Company competes for talent and assets;

∎	the dividend payout for the previous fiscal year and projected dividends for the current year;

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	25

∎	the ability to enter into definitive acquisition agreements for properties that will be accretive to the Company’s AFFO and dividend;

∎	the Company’s performance relative to its REIT peers;

∎	the performance of the Company’s properties in Perryville, Maryland and Baton Rouge, Louisiana;

∎	the individual performance of the executives and their total compensation relative to similarly situated gaming executives;

∎	a breakdown of the various components of each executive officer’s compensation package;

∎	compensation structure and performance goals of our REIT peers;

∎	perquisites and other benefits, if any, offered to each executive; and

∎	the performance of previous compensation awards.

The Committee reviews this information with its compensation consultant and certain members of the executive management team to revise or confirm the compensation packages for each executive officer. One of our goals is to ensure that base salaries and total compensation packages are appropriate to attract and retain executives with the gaming and real estate experience necessary to create long-term shareholder value. We will also alter performance measures and/or the mix of cash and long-term equity incentive awards as necessary to ensure that management incentives continue to be aligned with shareholders.

Role of Management

The Company’s Chief Executive Officer and Chief Financial Officer work closely with the Committee to analyze relevant peer data and to determine the appropriate base salary, cash bonus and incentive award levels for each member of the executive management team. However, while the Committee values the judgment and input from the CEO and CFO, and considers their recommendations, the Committee ultimately retains sole discretion to approve the compensation packages for each named executive officer.

Role of Compensation Consultant

We retained FTI Consulting, Inc. (“FTI”), an independent compensation consultant, to advise the Committee on compensation-related matters. The Committee selected FTI because of its experience in assisting other REITs in determining the optimal type and balance of cash and incentive award components in a manner intended to align the interests of management and shareholders while being competitive. In addition to other tasks, FTI worked with management and the Committee to develop a peer group for use in structuring the Company’s executive compensation program. FTI and the Company review the peer group annually to ensure that it provides an accurate representation of the Company’s structure and operations. A description of the process and rationale utilized for selecting our peer group is described below.

The Committee has determined that no conflict of interest exists between FTI and the Company (including the Company’s Board of Directors and the Company’s management) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. Neither FTI nor any affiliate provided additional services to the Company or its affiliates in excess of $120,000 during 2017.

FTI reviews the current compensation of each executive officer on several levels, including consideration of (a) cash versus equity-based incentive awards; (b) fixed versus variable compensation, (c) service-based vesting versus performance-based vesting and (d) short-term awards versus long-term incentive awards. In addition, FTI provides the Committee with information regarding the compensation levels of executive officers in our selected peer group, as well as, current compensation “best practices” and trends in the REIT and gaming industries. Based on all of the available information and discussions with the Chief Executive Officer and Chief Financial Officer, FTI provides its recommendation to the Committee as to the appropriate compensation of each executive officer or confirms for the Committee that the suggested compensation packages are reasonable.

Peer Group

In selecting and reviewing the Company’s peer group, FTI and the Company utilize a set of criteria that they believe captures the key areas of the Company’s business and the experience necessary for its executives. FTI and the Company revisited the peer group at the end of 2017 to ensure that it reflects the realities of the environment in which the Company generates its revenue and competes for talent and assets. As a result, the criteria used to select the peer group were refined and the peer group was revised for 2018. The criteria are as follows:

∎	gaming companies comparable to the Company in terms of its asset portfolio and the knowledge and skills necessary by the executive team to effectively evaluate opportunities and to manage the Company’s operating properties;

∎	gaming companies with whom the Company competes for talent; and

∎	triple-net REITs with revenues primarily derived from triple-net leases.

26	|	Gaming & Leisure Properties Inc.

Applying these criteria, FTI recommended, and the Committee approved, the following peer group for 2017:

Gaming Companies	Triple-Net REITs
Boyd Gaming Corporation	Alexandria Real Estate Equities, Inc.
Caesars Entertainment Corporation	EPR Properties
MGM Resorts International	Gramercy Property Trust, Inc.
Penn National Gaming, Inc.	MGM Growth Properties LLC
Pinnacle Entertainment, Inc.	National Retail Properties, Inc.
Wynn Resorts, Limited	Omega Healthcare Investors, Inc.
Realty Income Corporation
Spirit Realty Capital, Inc.
STORE Capital Corporation
Uniti Group, Inc.
VEREIT, Inc.

Risk Assessment

In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates executives to focus on the creation of shareholder value without encouraging unnecessary or excessive risk taking. To this end, the Committee carefully reviews the principal components of executive compensation. Base salaries are reviewed annually and are fixed in amount. Annual incentive pay is focused on achievement of certain specific overall financial goals and is determined using multiple performance criteria with established maximum payouts. The other major component of our executive officers’ compensation is long-term incentives through restricted stock, which we believe is important to help further align executives’ interests with those of our shareholders. We believe that these cash and incentive awards, especially when combined with the compensation clawback policy, described in this Proxy Statement under the heading Other Compensation Policies, appropriately balance risk, payment for performance and align executive compensation with the interests of shareholders without encouraging unnecessary or excessive risk taking.

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Overview of 2017 Compensation

Elements of Compensation

The compensation program is weighted towards performance-based compensation utilizing several different performance metrics. The mix of cash versus equity-based incentive awards, fixed versus variable compensation, and service-based vesting versus performance-based vesting of equity incentive awards is designed to ensure that management is, and remains, appropriately incentivized across a number of different business and economic environments. In addition, our program includes both internal performance measures as well as external performance metrics to ensure that our executives are focused both on the Company’s goals as well as its position in the market. The following is a summary of the key elements (a more detailed description of each element is provided below):

Component	Description	Objective	Strategic Rationale
Base Salary	Fixed cash compensation	Provide competitive fixed compensation considering the job responsibilities, individual performance, skills and experience	Designed to attract and retain executives with the experience to implement the Company’s growth strategy
Annual Performance Cash Awards	Cash compensation with 90% tied to achievement of pre-determined quantitative performance goals and 10% tied to qualitative performance	Provide incentives for executives to enter into accretive transactions that result in growing dividend distributions and AFFO	Aligns executive and shareholder interests
Long-Term Fixed Equity Awards	Annual equity awards with time-based vesting equally over a three-year period	Supplement fixed compensation with long-term compensation to enhance retention and encourage long-term growth	Aligns executive and shareholder interests and rewards long-term stock performance
Long-Term Performance-Based Equity Awards	Annual equity award with three-year cliff vesting based on total shareholder return measured against the US MSCI Index and, for awards granted after January 1, 2017, triple-net REIT peers	Provide a significant portion of total potential compensation tied to long-term stock performance	Aligns executive and shareholder interests and rewards long-term stock performance with no payout for under-performance

In 2017, the total potential compensation opportunity of the Company’s named executive officers consisted of approximately 75% of performance-based and/or “at risk” compensation and approximately 25% of fixed compensation (of which approximately 13% was base salary and 12% service-based restricted stock awards).

Base Salary

The base salaries of our executives are designed to compensate them for services rendered during the fiscal year and, consistent with our pay for performance philosophy, executives receive a significant portion of their overall targeted compensation in a form other than a fixed base salary. Although the Company does not generally benchmark against any particular percentile of base salaries of comparable executives within the Company’s peer group, we set salaries that are competitive in the gaming industry, recognizing that our Company seeks to attract and retain executives with experience in the gaming industry. In addition, we recognize that it is critical that executives have the experience necessary to identify and resolve the complex tax, accounting and legal issues inherent in the type of transactions engaged in by the Company. Base salaries are then further adjusted for certain qualitative factors, including: specific position duties and responsibilities; tenure with the Company; individual contributions; and value to the Company and the overall reasonableness of an executive’s compensation.

28	|	Gaming & Leisure Properties Inc.

Set forth below are the 2017 base salaries for each of the named executive officers.

Executive	2017 Salary	Change
Chairman, Chief Executive Officer and President	$1,808,468	No Change Since 2012
Senior Vice President, Chief Financial Officer and Treasurer	$1,166,990	No Change Since 2012
Senior Vice President, Corporate Development	$519,841	No Change Since 2012
Senior Vice President, General Counsel and Secretary	$425,000	No Change Since 2015
Senior Vice President and Chief Accounting Officer	$400,000	No Change Since 2015

Annual Performance Cash Awards

For 2017, the Committee continued the performance-based annual cash incentive bonus program designed to motivate the executive officers and other members of the management team to achieve certain Company growth objectives that we believe were most likely to increase shareholder value. The program was based on the achievement of a number of specific performance criteria focused on the Company’s annual strategic goals and business plan. For 2017, the annual cash bonus for each named executive officer was comprised of four components:

∎	40% based on the Company’s achievement of established AFFO per share targets;

∎	20% based on the Company’s achievement of established dividend targets;

∎	30% based on the achievement of established additional AFFO targets resulting from acquisitions; and

∎	10% discretionary based on the qualitative factors indicated above.

With respect to the AFFO and dividend components, a cash bonus could have been earned at three different achievement levels: Threshold; Target; and Maximum. The acquisition goal was measured on a scale of 0-100% with annual target being the maximum and zero being the minimum. The achievement levels established by the Committee for 2017 are set forth below.

Component	Threshold	Target	Maximum
AFFO Growth	Annual AFFO per share of $2.98	Annual AFFO per share of $3.09	Annual AFFO per share of $3.18
Dividend Growth	Fourth quarter dividend per share of $0.60	Fourth quarter dividend per share of $0.62	Fourth quarter dividend per share of $0.64
Acquisition Growth	Payout determined based on the percentage of maximum target achieved		Annual effect on AFFO per share $0.13

In 2017, the Company achieved annual AFFO of $3.15 per share and paid $0.63 per share in fourth quarter dividends. The named executive officers were also awarded the maximum discretionary bonus primarily as a result of successfully (i) closing the acquisition of the real estate assets of Bally’s Casino Tunica and Resorts Casino Tunica and (ii) negotiating transactions to permit the transfer of certain assets to a new lease with Boyd Gaming Corporation in connection with Penn’s intent to acquire Pinnacle Entertainment, Inc. (the “Tenant Merger”). The agreements to accommodate the proposed Tenant Merger also resulted in maximum bonus payment earned for the acquisition growth component. As a result, the cash bonus paid to the named executive officers for 2017 was 88% of the maximum.

We set the ranges of bonuses payable pursuant to the cash bonus measure for each executive as a percentage of annual base salary, as set forth below. In order to help manage total potential compensation payouts, annual cash bonus opportunities are capped at a maximum bonus level, regardless of the extent to which performance exceeds targeted levels.

Executive	Threshold	Target	Maximum
Chairman, Chief Executive Officer and President	50%	100%	200%
Senior Vice President, Chief Financial Officer and Treasurer	50%	100%	200%
Senior Vice President, Corporate Development	50%	100%	200%
Senior Vice President, General Counsel and Secretary	25%	50%	100%
Senior Vice President and Chief Accounting Officer	25%	50%	100%

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The following table indicates the actual amount paid to each named executive officer as a percentage of annual base salary for 2017 for the annual performance cash awards described above:

Executive	Actual Bonus Percent of Base Salary	Actual Payment ($)
Chairman, Chief Executive Officer and President	177%	3,194,958
Senior Vice President, Chief Financial Officer and Treasurer	177%	2,061,682
Senior Vice President, Corporate Development	177%	918,386
Senior Vice President, General Counsel and Secretary	88%	375,417
Senior Vice President and Chief Accounting Officer	88%	353,333

Long-Term Performance-Based Equity Awards

While the annual cash bonus program was designed to incentivize the Company’s management team to achieve specific near-term internal Company growth goals, the long-term performance equity award program was designed to focus management on the Company’s long-term performance in relation to the broader REIT indices. We believe that a high degree of equity compensation motivates executives to increase the long-term value of the Company by aligning a significant portion of their total compensation with the interests of the Company’s shareholders. We also believe that equity compensation is a critical tool in attracting and retaining executives with the type of entrepreneurial spirit that we believe is integral to the Company’s success.

The Committee believes that the long-term performance-based equity award program has been effective in focusing management on the Company’s long-term performance in relation to its peer group and provides an effective balance against the short-term Company growth goals reflected in the cash bonus program. Awards have three-year cliff vesting with the amount of restricted shares vested at the end of the three-year period determined based on the Company’s performance during such period measured against its peers. More specifically, for awards issued after January 1, 2017, the percentage of shares vesting at the end of the measurement period are based on the Company’s three-year total shareholder return ranking among the three-year return of the companies included in the MSCI US REIT index and in the triple-net REIT group set forth above, in equal amounts (see Overview of Compensation Program for 2018 of the Compensation Discussion and Analysis for certain changes in the performance-based restricted stock award program for 2018). The number of shares vesting at each performance achievement level for each named executive officer are set forth below.

Executive	Below 25th Percentile	25th to less than 40th Percentile	40th to less than 60th Percentile	60th to less than 80th Percentile	Above 80th Percentile
Chairman, Chief Executive Officer and President	0	55,000	110,000	165,000	220,000
Senior Vice President, Chief Financial Officer and Treasurer	0	27,500	55,000	82,500	110,000
Senior Vice President, Corporate Development	0	17,500	35,000	52,500	70,000
Senior Vice President, General Counsel and Secretary	0	12,500	25,000	37,500	50,000
Senior Vice President and Chief Accounting Officer	0	12,500	25,000	37,500	50,000

The performance awards granted in January 2015 were earned as of December 31, 2017 above the 80th percentile as a result of the Company’s relative TSR ranking compared to the MSCI US REIT index for the measurement period.

We believe that this long-term performance-based equity incentive program compliments the annual cash incentive program by providing the appropriate balance between performance-based cash and performance-based equity awards.

Long-Term Fixed Equity Awards

In addition to the long-term performance-based equity awards, we established a service-based retention equity award program for 2017. A significant amount of each named executive officer’s compensation is tied to performance and we recognize that there is also a need for an additional retention component of our compensation structure. Therefore, we believe that service-based awards serve as a critical retention tool, recognizing that while the vesting of such awards is unrelated to performance, the value is directly correlated with the Company’s share price. Awards vest at a rate of 33.33% per year and are generally subject to continued employment.

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The number of shares of restricted stock awarded to each named executive officer for 2017 was as follows:

Executive	Number of Shares
Chairman, Chief Executive Officer and President	55,000
Senior Vice President, Chief Financial Officer and Treasurer	27,500
Senior Vice President, Corporate Development	17,500
Senior Vice President, General Counsel and Secretary	12,500
Senior Vice President and Chief Accounting Officer	12,500

Overview of Compensation Program for 2018

In establishing the compensation program for 2018, we began with a review of compensation earned by executives in 2017 measured against the Company’s achievements in 2017. We believe that the compensation program for the Company’s named executive officers in 2017 continued to provide the right balance between performance-based and fixed compensation to properly align the interests of management with shareholders without encouraging undue financial risks. More specifically:

∎	base salaries were competitive with gaming industry peers, the companies with whom the Company competes for talent and assets;

∎	under the performance-based cash bonus program, named executive officers were rewarded in 2017 for their ability to grow the Company’s dividend, AFFO, and acquisition growth; and

∎	at the end of 2017, the first three-year performance-based restricted share award were earned at 100% of value as a result of the Company’s stock performance ranking among the US MSCI REIT Index above the 80th percentile.

With the first two performance-based restricted share awards maturing at the end of 2016 and 2017, we re-examined the program to ensure that it is achieving our goals and providing the proper incentives. We also considered feedback from certain of our institutional shareholders, including certain REIT investors, and advice from our compensation consultant. As a result of this review, the Committee decided to extend the program for 2018 with the following changes: (1) the vesting schedule is revised to provide for target vesting at the 50th percentile, threshold at the 25th percentile and maximum at the 75th percentile, with linear vesting in between achievement levels, and (2) vesting is capped at target in the event of negative TSR for the measurement period. We also retained the change made for 2017 to measure 50% of the award by the Company’s TSR performance ranking among the US MSCI REIT Index and the remaining 50% by the Company’s TSR performance ranking among a group of triple-net REIT peer companies. The triple-net measurement group includes publicly traded REITs deriving at least 75% of revenues from triple-net leases:

Triple-Net REITs
Agree Realty Corporation	STORE Capital Corporation
EPR Properties	VEREIT
Four Corners Property Trust	Uniti Group, Inc.
Getty Realty	Omega Healthcare Investors
Global Net Lease	Alexandria Real Estate Equities
Gramercy Property Trust	Gladstone Commercial Corporation
Lexington Realty Trust	LTC Properties
MGM Growth Properties	One Liberty Properties
National Retail Properties	Seritage Growth Properties
Realty Income Corporation	STAG Industrial Group
Select Income REIT	Spirit Realty Capital

We will continue to look closely at the efficacy of this program as additional awards mature and more information is available.

With respect to the other components of the compensation program, comparing management’s achievements and the Company’s share performance to the impact on compensation, the Committee decided to continue the overall compensation program for 2018.

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Base Salary

Set forth below are the 2018 base salaries for each of the named executive officers.

Executive	2018 Salary	Change
Chairman, Chief Executive Officer and President	$1,808,468	No Change Since 2012
Senior Vice President, Chief Financial Officer and Treasurer	$1,166,990	No Change Since 2012
Senior Vice President, Corporate Development	$519,841	No Change Since 2012
Senior Vice President, General Counsel and Secretary	$425,000	No Change Since 2015
Senior Vice President and Chief Accounting Officer	$400,000	No Change Since 2015

Annual Performance Cash Awards

The Company’s annual cash incentive bonus program is a performance-based measure designed to motivate the executive officers and other members of the management team to achieve certain Company growth objectives that we believe are most likely to increase shareholder value. The program is based on the achievement of a number of specific Company performance criteria that we believe are critical for the achievement of the Company’s annual strategic goals and business plan. For 2018, the annual cash bonus for each named executive officer will be comprised of four components:

∎	40% based on the Company’s achievement of established AFFO per share targets;

∎	20% based on the Company’s achievement of established dividend targets;

∎	30% based on the achievement of established additional AFFO targets resulting from acquisitions; and

∎	10% discretionary based on the qualitative factors indicated above.

With respect to the AFFO Growth, a cash bonus can be earned at three different achievement levels: Threshold; Target; and Maximum. With respect to Dividend Growth, cash bonus is limited to Target and Maximum with no cash bonus paid below Target. The achievement levels established by the Committee for 2018 are set forth below. With respect to the Acquisition Growth component, to determine the achievement level, if any, the Committee will evaluate the impact of acquisitions assuming each is financed at 5.5x leverage.

Component	Threshold	Target	Maximum
AFFO Growth	Annual AFFO per share of $3.10	Annual AFFO per share of $3.13	Annual AFFO per share of $3.20
Dividend Growth	No Payout Below Target	Fourth quarter dividend per share of $0.63	Fourth quarter dividend per share of $0.65
Acquisition Growth	Payout determined based on the percentage of maximum target achieved		Annual effect on AFFO per share $0.13

We set the ranges of bonuses payable pursuant to the cash bonus measure for each executive as a percentage of annual base salary, as set forth below. In order to help manage total potential compensation payouts, annual cash bonus opportunities are capped at a maximum bonus level, regardless of the extent to which performance exceeds targeted levels.

Executive	Threshold	Target	Maximum
Chairman, Chief Executive Officer and President	50%	100%	200%
Senior Vice President, Chief Financial Officer and Treasurer	50%	100%	200%
Senior Vice President, Corporate Development	50%	100%	200%
Senior Vice President, General Counsel and Secretary	25%	50%	100%
Senior Vice President and Chief Accounting Officer	25%	50%	100%

Long-Term Performance-Based Equity Awards

The Committee believes that the long-term performance-based equity award program continues to be effective in focusing management on the Company’s long-term performance in relation to its peer group and provides an effective balance against the short-term Company growth goals reflected in the cash bonus program. Awards have three-year cliff vesting with the number of restricted shares vested at the end of the three-year period determined based on the Company’s TSR performance during such period measured against its peers. More specifically, for 2018, the percentage of shares vesting at the end of the measurement

32	|	Gaming & Leisure Properties Inc.

period will be based on the Company’s three-year total shareholder return ranking among the three-year return of the companies included in the MSCI US REIT index and in the triple-net REIT group set forth above, in equal amounts. In response to shareholder concerns, we made the following changes for 2018: (1) the vesting schedule is revised to provide for target vesting at the 50th percentile, threshold at the 25th percentile and maximum at the 75th percentile, with linear vesting in between achievement levels; and (2) vesting is capped at target if TSR for the measurement period is negative.

The performance hurdles and levels of opportunity for performance-based restricted stock awards granted in 2018 are set forth below.

Level	Relative TSR Hurdles (Percentile)	Payout Percentage
Below Threshold	< 25th percentile	0%
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum	75th percentile	200%

The following table sets forth the target number of performance-based awards granted to each named executive officer in 2018.

Executive	Target Performance- Based Equity Award
Chairman, Chief Executive Officer and President	110,000
Senior Vice President, Chief Financial Officer and Treasurer	55,000
Senior Vice President, Corporate Development	35,000
Senior Vice President, General Counsel and Secretary	25,000
Senior Vice President and Chief Accounting Officer	25,000

Long-Term Fixed Equity Awards

In addition to the long-term performance-based equity awards, we have established a service-based vesting award for 2018 in the same amounts granted in 2017. Awards will vest at a rate of 33.33% per year, generally subject to the executive’s continued employment. The number of shares awarded to each named executive officer is set forth below.

Executive	Number of Shares
Chairman, Chief Executive Officer and President	55,000
Senior Vice President, Chief Financial Officer and Treasurer	27,500
Senior Vice President, Corporate Development	17,500
Senior Vice President, General Counsel and Secretary	12,500
Senior Vice President and Chief Accounting Officer	12,500

Deferred Compensation

The Company does not maintain any defined benefit pension programs for its executives. The Company maintains an elective non-qualified deferred compensation plan for executives. Pursuant to the plan, the Company’s contributions under the plan are equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. All amounts credited to an executive’s account are notionally invested, as directed by the executive, in commonly available mutual funds, and the Company does not guarantee any minimum returns. The plan is unfunded and benefits are paid from the Company’s general assets. However, the Company currently contributes funds into a grantor trust on a monthly basis in respect of these deferred compensation obligations. The Company generally sets aside separately the amounts deferred by the executives and the matching contributions thereon and, to protect against excess liabilities, invests such amounts in the mutual funds notionally selected by each executive. The deferred compensation program is described in more detail under the heading 2017 Nonqualified Deferred Compensation of this Proxy Statement.

Benefits and Perquisites

We believe that executives should be offered customary benefits and perquisites that are reasonable relative to the benefits provided to all employees, are consistent with competitive practices among the Company’s peer group and, in certain circumstances, may address a particular reasonable issue or concern of an executive. The standard benefits offered

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to all of the Company’s employees include medical, dental and vision insurance, group life insurance, short and long-term disability and a 401(k) with certain contributions matched by the Company (50% of employee contributions, subject to applicable contribution limits). Consistent with the objectives described above, the Company also provides certain executive officers with additional supplemental benefits and perquisites, including in limited instances, use of the Company’s private aircraft where individual circumstances merit. The description and value of such supplemental benefits and perquisites in 2017 can be found on the All Other Compensation Table of this Proxy Statement.

Employment Agreements

None of the named executive officers has an employment agreement with the Company.

Other Compensation-Related Policies

Stock Ownership Guidelines.

The Compensation Committee believes that it is important for executive officers and non-employee directors to have a financial stake in the Company such that their interests are more closely aligned with those of the Company’s shareholders. Accordingly, the Committee has established stock ownership guidelines for our executive officers and non-employee directors. Each executive and non-employee director is expected to acquire, and continue to hold during the term of his or her employment, equity with a value equal to the multiple of his or her annual base salary/cash retainer as indicated below. These guidelines must be satisfied within five years of the date of adoption of these guidelines, or the fifth anniversary of the executive officer’s or non-employee director’s appointment, whichever is later.

Title	Multiple
Non-Employee Directors	5x Annual Cash Retainer
Chairman, Chief Executive Officer and President	5x Base Salary
Senior Vice President, Chief Financial Officer and Treasurer	3x Base Salary
Senior Vice President, Corporate Development	2x Base Salary
Senior Vice President and Chief Accounting Officer	2x Base Salary
Senior Vice President, General Counsel and Secretary	2x Base Salary

As of December 31, 2017, all of executive officers and 4 of 6 non-employee directors were in compliance with the ownership guidelines set forth above, other than certain directors added to the Board in 2017 yet to gain compliance.

Hedging and Pledging Policy. We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s shareholders. Accordingly, we have adopted policies generally restricting each of the Company’s directors and executive officers from engaging in hedging transactions or pledging Company shares.

Compensation Clawback Policy. The Company has a commitment to ensure that its executive officers adhere to the highest professional and personal standards. Accordingly, the Company’s policy is that misconduct by any executive officer that leads to a restatement of the Company’s financial results could subject executive officers to disgorge prior compensation to the extent such compensation would not have been earned based on the restated financial statements. In light of the highly regulated nature of the Company’s business, the Committee would likely pursue such remedy, among others, where appropriate based on the facts and circumstances surrounding the restatement and existing laws.

Statutory and Regulatory Considerations. In designing the Company’s compensatory programs, we consider the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), which generally provides that the Company may not deduct certain compensation of more than $1 million that is paid to certain individuals, subject to certain exemptions, including an exemption applicable during 2017 for performance-based compensation within the meaning of Section 162(m). The Tax Cuts and Jobs Act, enacted in December 2017, amended certain aspects of Section 162(m) specifically affecting the exclusion of performance-based compensation from the $1 million limit in future years. For 2017, we considered the implications and exemptions to such limitation. We seek to preserve the Company’s tax deductions for executive compensation to the extent consistent with the Company’s executive compensation objectives. However, we may also from time to time consider and grant compensation that may not be tax deductible if we believe such compensation is warranted to achieve the Company’s objectives.

34	|	Gaming & Leisure Properties Inc.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Compensation Committee

David A. Handler, Chair E. Scott Urdang James B. Perry

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

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Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2017, 2016 and 2015 by the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers as of December 31, 2017 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Stock Awards – Time-Based ($)(1)	Stock Awards – Performance- Based ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter M. Carlino Chairman, Chief Executive Officer and President	2017	1,808,468	1,684,100	3,947,900	3,194,958	416,764	11,052,190
	2016	1,808,468	1,529,000	3,788,400	2,531,854	2,353,353	12,011,075
	2015	1,878,024	1,613,700	3,803,800	3,279,763	6,189,919	16,765,206
William J. Clifford Senior Vice President, Chief Financial Officer and Treasurer	2017	1,166,990	842,050	1,973,950	2,061,682	157,630	6,202,302
	2016	1,166,990	764,500	1,894,200	1,633,786	594,436	6,053,912
	2015	1,211,874	806,850	1,901,900	2,117,427	2,142,572	8,180,623
Steven T. Snyder Senior Vice President, Corporate Development	2017	519,841	535,850	1,256,150	918,386	74,036	3,304,263
	2016	519,841	486,500	1,205,400	727,777	628,628	3,568,146
	2015	539,835	513,450	1,210,300	944,996	1,086,847	4,295,428
Brandon J. Moore Senior Vice President, General Counsel and Secretary	2017	425,000	382,750	897,250	375,417	23,462	2,103,879
	2016	425,000	347,500	861,000	297,500	29,812	1,960,812
	2015	311,538	293,400	691,600	272,240	31,272	1,600,050
Desiree A. Burke Senior Vice President and Chief Accounting Officer	2017	400,000	382,750	897,250	353,333	39,400	2,072,733
	2016	400,000	347,500	861,000	280,000	153,167	2,041,667
	2015	385,817	366,750	864,500	337,149	263,864	2,218,080

(1)	The amounts reflect the full grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC 718”). The assumptions used in calculating these amounts are described in footnote 3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Included in stock awards reported each year are restricted stock awards granted each year, relating to the Company’s long-term fixed equity award grant. For more information on the Company’s long-term fixed equity awards, see the Overview of 2017 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement.
(2)	The amounts reflect the full grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation” (“ASC 718”). The assumptions used in calculating these amounts are described in footnote 3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Included in stock awards reported each year are performance-based restricted stock awards granted each year, relating to the Company’s long-term performance-based equity award grant. For more information on the Company’s long-term performance-based equity awards, see the Overview of 2017 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement. The following table discloses the aggregate grant date fair value of the award, assuming maximum level of achievement, but does not estimate dividends:

Year	Peter M. Carlino	William J. Clifford	Steven T. Snyder	Brandon J. Moore	Desiree A. Burke
2017	$6,736,400	$3,368,200	$2,143,400	$1,531,000	$1,531,000
2016	$6,116,000	$3,058,000	$1,946,000	$1,390,000	$1,390,000
2015	$6,454,800	$3,227,400	$2,053,800	$1,173,600	$1,467,000

(3)	The amounts reported each year reflect annual performance cash awards earned for each period. For more information on the Company’s annual performance cash awards, see the Compensation Discussion and Analysis included in this Proxy Statement.

(4)	See All Other Compensation Table included in this Proxy Statement for more information.

36	|	Gaming & Leisure Properties Inc.

All Other Compensation Table

The following table describes each component of the All Other Compensation column of the Summary Compensation Table:

		Company Contributions to Deferred Compensation Plan ($) (1)	Company Contributions to 401(k)($) (2)	Company Dividend Equivalents Related to Spin-Off ($) (3)	Company Paid Insurance Premiums ($) (4)	Perquisites
Name	Year					Personal Use of Company Vehicle ($) (5)	Personal Use of Company Airplane ($) (6)	Other ($) (7)	Total ($)

Peter M. Carlino	2017	217,016	5,400	—	—	3,692	186,966	3,690	416,764
	2016	254,411	5,300	1,894,119	—	4,439	190,854	4,230	2,353,353
	2015	189,435	5,300	5,791,097	—	2,000	197,512	4,575	6,189,919

William J. Clifford	2017	140,039	5,400	—	—	—	7,214	4,977	157,630
	2016	164,221	5,300	403,077	—	—	21,838	—	594,436
	2015	122,426	5,300	2,006,215	—	—	8,631	—	2,142,572

Steven T. Snyder	2017	62,381	5,400	—	6,255	—	—	—	74,036
	2016	73,242	5,300	543,831	6,255	—	—	—	628,628
	2015	54,856	5,300	1,020,436	6,255	—	—	—	1,086,847

Brandon J. Moore	2017	18,062	5,400	—	—	—	—	—	23,462
	2016	17,210	5,300	7,302	—	—	—	—	29,812
	2015	6,231	5,300	19,741	—	—	—	—	31,272

Desiree A. Burke	2017	34,000	5,400	—	—	—	—	—	39,400
	2016	36,857	5,300	111,010	—	—	—	—	153,167
	2015	29,150	5,300	229,414	—	—	—	—	263,864

(1)	This column reports the Company’s matching contributions under the Company’s Deferred Compensation Plan.
(2)	This column reports the Company’s contributions to the Named Executive Officers’ 401(k) savings accounts.
(3)	In connection with the spin-off transaction, this column reports dividends paid to the Named Executive Officers on vested stock options converted from Penn stock options as of the time of the spin-off and the incremental fair value charge taken in 2015 by the Company relating to dividends accrued on unvested stock options as of the time of spin-off, which was not factored into the grant date value of the awards at the time they were granted. The final dividend payment was made on September 23, 2016.
(4)	This column reports life insurance policy premiums paid by the Company on behalf of Mr. Snyder.
(5)	The amount allocated for personal use of a company vehicle is calculated based upon the lease value of the vehicle and an estimate of personal usage provided by the executive.
(6)	The amount allocated for personal aircraft usage is calculated based on the incremental cost to the Company for fuel, landing fees and other variable costs of operating the airplane. Since the Company’s aircrafts are used for business travel, the Company does not include fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase cost of the aircraft and the cost of general maintenance.
(7)	This column reports the Company’s payment of a country club membership for Mr. Carlino and the Company’s payment of commuting costs for Mr. Clifford.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	37

2017 Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to the Named Executive Officers in 2017:

			Estimated future payouts under equity incentive plan awards			All Other Stock Awards

Name	Grant Date	Grant Board Approval Date	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)	Number of Securities Underlying Stock Awards (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)

Peter M. Carlino

Long-Term Fixed Equity Awards	1/3/2017	12/13/2016				55,000	1,684,100

Long-Term Performance – Based Equity Awards – MSCI US REIT Index	1/3/2017	12/13/2016	0	55,000	110,000		1,986,600

Long-Term Performance – Based Equity Awards – Triple-Net REIT Group	1/3/2017	12/13/2016	0	55,000	110,000		1,961,300

William J. Clifford

Long-Term Fixed Equity Awards	1/3/2017	12/13/2016				27,500	842,050

Long-Term Performance – Based Equity Awards – MSCI US REIT Index	1/3/2017	12/13/2016	0	27,500	55,000		993,300

Long-Term Performance – Based Equity Awards – Triple-Net REIT Group	1/3/2017	12/13/2016	0	27,500	55,000		980,650

Steven T. Snyder

Long-Term Fixed Equity Awards	1/3/2017	12/13/2016				17,500	535,850

Long-Term Performance – Based Equity Awards – MSCI US REIT Index	1/3/2017	12/13/2016	0	17,500	35,000		632,100

Long-Term Performance – Based Equity Awards – Triple-Net REIT Group	1/3/2017	12/13/2016	0	17,500	35,000		624,050

Brandon J. Moore

Long-Term Fixed Equity Awards	1/3/2017	12/13/2016				12,500	382,750

Long-Term Performance – Based Equity Awards – MSCI US REIT Index	1/3/2017	12/13/2016	0	12,500	25,000		451,500

Long-Term Performance –Based Equity Awards – Triple-Net REIT Group	1/3/2017	12/13/2016	0	12,500	25,000		445,750

Desiree A. Burke

Long-Term Fixed Equity Awards	1/3/2017	12/13/2016				12,500	382,750

Long-Term Performance – Based Equity Awards – MSCI US REIT Index	1/3/2017	12/13/2016	0	12,500	25,000		451,500

Long-Term Performance – Based Equity Awards – Triple-Net REIT Group	1/3/2017	12/13/2016	0	12,500	25,000		445,750

(1)	Awards represent performance-based restricted stock with cliff vesting at the end of the performance period beginning on January 3, 2017 and ending on December 31, 2019. The amount of restricted shares vested at the end of the performance period can range from zero to a maximum of 200% of target, depending on the level of achievement of the performance goals measured against the return of the companies included in the MSCI US REIT Index or in the triple-net REIT group set forth by the Company over the measurement period. In the event of a change in control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the change of control. For more information on the Company’s performance-based equity awards, see the Overview of 2017 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement.
(2)	Awards represent restricted stock awards granted to the Named Executive Officers as part of their annual compensation. All grants have vesting over three years, 33.33% on the first anniversary of the date of grant and 33.33% on each succeeding anniversary. In the event of a change in control, awards vest immediately.
(3)	Represents the full grant date fair value of awards under ASC 718. Generally, the full grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting period. The Company utilized a third party valuation firm to measure the fair value of the performance-based restricted stock awards at grant date using the Monte Carlo model. Additional information regarding the calculation of the grant date fair value is included in footnote 3 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

38	|	Gaming & Leisure Properties Inc.

Outstanding 2017 Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards outstanding as of December 31, 2017 and have been reported in the appropriate period in the Summary Compensation Table when granted:

	Option Awards				Stock Awards		Performance Awards

Name	Number of Securities Underlying Unexercised Options (#)(1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units Held that Have Not Vested (#)(2)	Market Value of Shares or Units Held that Have Not Vested ($)(3)	Number of Unearned Shares or Units Held that Have Not Vested (#)(4)	Market Value of Unearned Shares or Units Held that Have Not Vested ($)(5)

Peter M. Carlino	84,123	6.96	7/8/2018	1/2/2015	18,333	678,321	220,000	9,680,000

	84,123	8.19	1/3/2018	1/4/2016	36,666	1,356,642	220,000	9,200,400

	84,123	8.88	1/3/2019	1/3/2017	55,000	2,035,000	220,000	8,690,000

William J. Clifford	150,000	8.88	1/3/2019	1/2/2015	9,166	339,142	110,000	4,840,000

				1/4/2016	18,333	678,321	110,000	4,600,200

				1/3/2017	27,500	1,017,500	110,000	4,345,000

Steven T. Snyder	50,000	8.88	1/3/2019	1/2/2015	5,833	215,821	70,000	3,080,000

				1/4/2016	11,666	431,642	70,000	2,927,400

				1/3/2017	17,500	647,500	70,000	2,765,000

Brandon J. Moore				1/2/2015	3,333	123,321	40,000	1,760,000

				1/4/2016	8,333	308,321	50,000	2,091,000

				1/3/2017	12,500	462,500	50,000	1,975,000

Desiree A. Burke				1/2/2015	4,166	154,142	50,000	2,200,000

				1/4/2016	8,333	308,321	50,000	2,091,000

				1/3/2017	12,500	462,500	50,000	1,975,000

(1)	All options are fully vested and exercisable PENN options.
(2)	Represents restricted stock awards with forfeiture provisions that lapse 33.33% on each of the first, second, and third anniversary of the date of grant. In the event of a change in control, the forfeiture restrictions on restricted stock lapse immediately.
(3)	Calculated based on the Company’s common stock closing price of $37.00 on December 29, 2017, which was the last trading day of 2017.
(4)	Represents maximum achievement of the performance-based restricted stock awards as the performance shares which vested on December 31, 2017 achieved the maximum level. The amount of restricted stock to actually vest at the end of the performance period can range from zero to the maximum as described in the long-term performance-based equity awards section of the Overview of 2017 Compensation section of the Compensation Discussion and Analysis included in this Proxy Statement. The forfeiture provisions on the performance-based restricted stock awards granted lapse at the end of their three-year measurement period. In the event of a change in control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the change of control, annualized for the entire performance period.
(5)	Calculated based on the Company’s common stock closing price of $37.00 on December 29, 2017, which was the last trading day of 2017, plus dividends paid during the applicable performance period as of December 29, 2017.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	39

2017 Option Exercises and Stock Vested

The following table sets forth information concerning options exercised, restricted stock awards vested, and phantom stock unit awards vested during fiscal 2017:

		Option Awards		Stock Awards		Phantom Stock Unit Awards

Name	Stock Ticker	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Peter M. Carlino(2)	GLPI	—	—	91,546	2,922,354	16,911	528,976

	PENN	—	—	—	—	13,451	188,045

William J. Clifford	GLPI	—	—	41,775	1,333,632	8,184	255,996

	PENN	300,000	3,240,555	7,500	118,650	6,510	91,010

Steven T. Snyder	GLPI	273,103	3,295,153	23,340	747,758	2,431	76,042

	PENN	35,000	492,250	3,500	55,370	1,933	27,023

Brandon J. Moore	GLPI	—	—	13,461	428,255	—	—

	PENN	—	—	250	3,955	—	—

Desiree A. Burke	GLPI	—	—	16,885	537,902	842	26,338

	PENN	—	—	1,250	19,775	670	9,367

(1)	Value realized reflects the difference between the per-share closing price of the Company’s common stock on the date of exercise and the option’s exercise price for options and the closing price of the Company’s common stock on the day prior to vesting for awards, not the grant date fair value disclosed elsewhere in this Proxy Statement.
(2)	As part of the spin-off, Mr. Carlino exchanged stock awards to acquire Penn common stock for awards to acquire GLPI common stock; therefore there are no Penn stock award vestings reported for Mr. Carlino.

40	|	Gaming & Leisure Properties Inc.

Potential Payments Upon Termination or Change-in-Control

The Named Executive Officers are entitled to accelerated vesting of equity-based incentive awards under the Plan upon a change in control and, under certain circumstances, in the event of termination. The Company recently amended the Plan to eliminate single trigger vesting of equity awards following a change in control for awards granted after April 1, 2018. The information below describes and quantifies compensation that would become payable and that which is accelerated assuming that such termination was effective December 31, 2017.

Executive Payments	Termination without Cause by Company ($)(3)	Termination Upon Death ($)(4)	Termination upon Disability ($)(4)	Change in Control ($)(5)	Change in Control Termination without Cause ($)(5)
Peter M. Carlino
Cash Severance Benefit(1)	2,712,702	2,712,702	2,712,702	—	2,712,702
Restricted Shares(2)	—	4,069,963	4,069,963	4,069,963	4,069,963
Performance-Based Restricted Shares(6)	18,710,267	27,570,400	27,570,400	27,570,400	27,570,400
Total	$21,422,969	$34,353,065	$34,353,065	$31,640,363	$34,353,065

William J. Clifford
Cash Severance Benefit(1)	1,750,485	1,750,485	1,750,485	—	1,750,485
Restricted Shares(2)	—	2,034,963	2,034,963	2,034,963	2,034,963
Performance-Based Restricted Shares(6)	9,355,133	13,785,200	13,785,200	13,785,200	13,785,200
Total	$11,105,618	$17,570,648	$17,570,648	$15,820,163	$17,570,648

Steven T. Snyder
Cash Severance Benefit(1)	779,762	779,762	779,762	—	779,762
Restricted Shares(2)	—	1,294,963	1,294,963	1,294,963	1,294,963
Performance-Based Restricted Shares(6)	5,953,267	8,772,400	8,772,400	8,772,400	8,772,400
Total	$6,733,029	$10,847,125	$10,847,125	$10,067,363	$10,847,125

Brandon J. Moore
Cash Severance Benefit(1)	425,000	425,000	425,000	—	425,000
Restricted Shares(2)	—	894,142	894,142	894,142	894,142
Performance-Based Restricted Shares(6)	3,812,333	5,826,000	5,826,000	5,826,000	5,826,000
Total	$4,237,333	$7,145,142	$7,145,142	$6,720,142	$7,145,142

Desiree A. Burke
Cash Severance Benefit(1)	561,538	561,538	561,538	—	561,538
Restricted Shares(2)	—	924,963	924,963	924,963	924,963
Performance-Based Restricted Shares(6)	4,252,333	6,266,000	6,266,000	6,266,000	6,266,000
Total	$4,813,871	$7,752,501	$7,752,501	$7,190,963	$7,752,501

(1)	Basis for cash severance benefit is 2017 salary and assumes an eligible termination as defined under the Company’s Severance Plan.
(2)	Restricted stock award values were computed based on the Company’s common stock closing price of $37.00, on December 29, 2017, which was the last trading day of 2017. Restrictions on awards will immediately lapse in the event of termination as a result of death, disability or change in control.
(3)	Performance-based restricted stock values, in the event of termination without cause by the Company, were computed based on the Company’s total shareholder return as compared to the MSCI US REIT Index and in the triple-net REIT group (for 50% of grants awarded on January 3, 2017 only) achieved as of December 31, 2017, which was the maximum for awards granted January 2, 2015, January 4, 2016, and January 3, 2017, and then multiplied by a fraction, the numerator of which equals the number of days during such performance period that such Award Holder was actively employed by the Company, and the denominator of which equals the total days in the applicable performance period if terminated at December 31, 2017.
(4)	Performance-based restricted stock values, in the event of termination as a result of death or disability, were computed based on the Company’s total shareholder return as compared to the MSCI US REIT Index and in the triple-net REIT group (for 50% of grants awarded on January 3, 2017 only) achieved as of December 31, 2017, which was 100% for awards granted January 2, 2015, January 4, 2016, and January 3, 2017. The award determined at the end of the applicable performance period is as if such award holder were still employed at the time of the applicable performance period.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	41

(5)	Performance-based restricted stock values, in the event of change of control, were computed based on the Company’s total shareholder return as compared to the MSCI US REIT Index and in the triple-net REIT group (for 50% of grants awarded on January 3, 2017 only) achieved as of December 31, 2017, which was the maximum for awards granted January 2, 2015, January 4, 2016 and January 3, 2017, as performance shall be deemed to have been achieved at target level or, if greater, the actual level of achievement as of the date of the change of control.
(6)	All performance-based restricted stock values were computed based on the Company’s common stock closing price of $37.00 on December 29, 2017, which was the last trading day of 2017, plus applicable dividends.

2017 Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified deferred compensation of the Named Executive Officers:

Name	Amount Previously Reported ($)	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Peter M. Carlino	10,438,731	434,032	217,016	2,353,542	(5,100)	13,438,221

William J. Clifford	3,177,195	280,077	140,039	479,357	(190,627)	3,886,041

Steven T. Snyder	1,685,883	124,762	62,381	326,946	(88,892)	2,111,080

Brandon J. Moore	73,116	36,125	18,062	17,017	(424)	143,896

Desiree A. Burke	242,516	68,000	34,000	60,999	(799)	404,716

(1)	For each Named Executive Officer, the executive’s contribution is included in the Named Executive Officer’s salary and/or non-equity executive compensation for 2017, as reported in the Summary Compensation Table.
(2)	For each Named Executive Officer, the Company’s contribution is included in the Named Executive Officer’s other compensation for 2017, as reported in the Summary Compensation Table.
(3)	Amounts reflect the change in account value during 2017. No amounts are reported in the Summary Compensation Table because earnings were not above market or preferential.

Gaming and Leisure Properties, Inc. Deferred Compensation Plan

Pursuant to the Company’s Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the committee administering the plan (the “Committee”) may elect to defer, on a pre-tax basis, a percentage of his or her salary and/or bonus. The minimum amount deferrable is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the plan are equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. With the Board of Directors’ approval, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death, retirement (on or after age 65) or a change in control of the Company, as defined in the Deferred Compensation Plan. The Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability. The Committee may also accelerate vesting in the event of an involuntary termination of employment pursuant to the same section of the plan.

Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death or termination. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or payment in five or ten annual installments. Distributions following retirement can be deferred for at least five years.

For purposes of the Deferred Compensation Plan, termination of employment as a result of a disability will be considered retirement. Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of a designated subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Committee, a participant can suspend deferrals or receive a partial and/or full payout under the plan. Certain specified employees have a six-month delay imposed upon distributions pursuant to a separation from service, as required by the final Code section 409A regulations. In the event of a change in control, the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a “change in control event” under Code section 409A.

42	|	Gaming & Leisure Properties Inc.

Participants in the Deferred Compensation Plan may notionally invest deferred amounts, including Company contributions, in mutual funds selected by the Committee. Participants may change their investment elections at any time.

CEO Pay Ratio

In 2017, the compensation of Mr. Carlino, our Chairman, Chief Executive Officer and President, was approximately 413 times the median pay of our employees resulting in a 413:1 pay ratio. Our operations include our corporate office as well as our subsidiaries operating casinos in Perryville, Maryland and Baton Rouge, Louisiana.

We identified our median employee by examining 2017 total compensation for all employees, excluding Mr. Carlino, who were employed by the Company as of December 31, 2017, the last day of our payroll year. We included all of our employees in this process, whether employed on a full-time or part-time basis. We did not make any assumptions or estimates with respect to total compensation. We defined “total compensation” as the aggregate of base salary (plus overtime, as applicable), cash bonus, and long-term incentive compensation awards.

After identifying the median employee based on total compensation, we calculated total compensation in 2017 for such employee using the same methodology we use for our named executive officers as set forth below in the Summary Compensation Table for 2017.

	Peter M. Carlino	Median Employee
Total compensation	$11,052,190	$26,769
Pay Ratio		413:1

We believe that the ratio of the CEO compensation to that of the median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

The Company’s primary business is that of a triple-net REIT. If we exclude our two operating casinos in Perryville, Maryland and Baton Rouge, Louisiana, the change in median pay of our employees results in a 60:1 pay ratio.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	43

AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors assists the Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Audit and Compliance Committee’s charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.

In the performance of its oversight function, the Audit and Compliance Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2017 with management and with our independent registered public accounting firm. In addition, the Audit and Compliance Committee discussed with our independent registered public accounting firm the matters required to be discussed by the PCAOB Accounting Standard No. 1301, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit and Compliance Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the accounting firm’s communications with the Audit and Compliance Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

Audit and Compliance Committee

Joseph W. Marshall, III, Chair

David A. Handler

E. Scott Urdang

The foregoing report of the Audit and Compliance Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

44	|	Gaming & Leisure Properties Inc.

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Dismissal of Independent Accountant

On September 19, 2016, the Audit and Compliance Committee of the Company’s Board of Directors (the “Audit and Compliance Committee”) dismissed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was the result of a request for proposal process during which the Audit and Compliance Committee conducted a comprehensive, competitive process to select the independent registered public accounting firm.

The audit reports of EY on the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2015 and December 31, 2014 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2015 and 2014, and in the subsequent interim period from January 1, 2016 to September 19, 2016, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures that, if not resolved to the satisfaction of EY would have caused EY to make reference to the matter in their report.

As disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 (the “2015 Form 10-Q”), management concluded that the Company did not maintain effective internal control over financial reporting as of September 30, 2015 as a result of the material weakness described in Item 4 of the Company’s 2015 Form 10-Q, which description is incorporated herein by reference. Concurrent with the filing of the 2015 Form 10-Q, the Company filed an amended Annual Report on Form 10-K/A for the year ended December 31, 2014 (the “2014 Form 10-K/A”), related to the same material weakness, a description of which is included in Item 9A of the Company’s Form 10-K/A and incorporated herein by reference. The material weakness related to the Company’s failure to maintain effective controls and procedures over the evaluation of a complex leasing arrangement and the accurate measurement and recording of revenue earned under such lease. The Company further advises that as of December 31, 2015, the material weakness discussed in this paragraph was remediated and EY’s report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015 expressed an unqualified opinion. The Audit and Compliance Committee has discussed the matter described in this paragraph with EY and has authorized EY to respond fully to the inquiries of a successor accountant concerning such matter.

Engagement of Independent Accountant

On September 19, 2016, the Audit and Compliance Committee approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm for the year ended December 31, 2016.

During the fiscal years ended December 31, 2015 and 2014 and in the subsequent interim period through September 19, 2016, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	45

CERTAIN RELATIONSHIPS AND

RELATED PERSON TRANSACTIONS

Related Person Transactions

For the year ended December 31, 2017, there were no related person transactions to report.

Employment Agreements and Arrangements

We currently do not have employment agreements or arrangements with any of our executives. However, we may enter into employment agreements or arrangements with our executive officers in the future. If we elect to do so, we anticipate that they will provide for salary, bonuses and other benefits, including severance benefits upon termination of employment as well as equity awards, among other matters.

Indemnification of Directors and Officers

Our charter and bylaws contain indemnification provisions for the benefit of our directors and executive officers.

Review and Approval of Transactions with Related Persons

Pursuant to the terms of its charter, the Audit and Compliance Committee reviews and pre-approves all conflicts of interest and related person transactions. For the purposes of the Audit and Compliance Committee’s review, related person transactions are transactions, arrangements or relationships that are required to be disclosed pursuant to SEC Regulation S-K, Item 404, including those where the Company is a participant and in which an executive officer, a director or an owner of 5% or greater of the Company’s common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest. Our code of business conduct has a broad definition of conflict of interest, which includes related person transactions, and requires employees to report potential conflicts to the Compliance Officer, who is General Counsel. The General Counsel may consult with members of the legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related person transaction that must be presented to the Audit and Compliance Committee.

For transactions determined to require Audit and Compliance Committee review, the General Counsel collaborates with members of the finance staff to prepare and present the transaction to the Audit and Compliance Committee. An Audit and Compliance Committee member will not participate in the review of transactions in which he or she or his or her immediate family member has an interest. The Audit and Compliance Committee will only approve related person transactions that are in, or are not inconsistent with, the best interests of the Company based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.

Conflict of Interest Policies

As described above, our code of business conduct seeks to identify and mitigate conflicts of interest between our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and other senior officers, on the one hand, and the Company on the other hand, in accordance with applicable rules and regulations of the SEC and NASDAQ. Our code of business conduct is available on our website. Waivers of our code of business conduct are required to be disclosed in accordance with SEC and NASDAQ requirements. In addition, we adopted corporate governance guidelines to assist our Board of Directors in the exercise of its responsibilities and to serve our interests and those of our shareholders. Peter M. Carlino serves as chairman of Penn and as our Chairman and Chief Executive Officer. In addition, David A. Handler, one of our directors, continues to serve as a director at Penn. We adopted governance guidelines that require Peter M. Carlino and David A. Handler to report any matter that may create, or may create the appearance of, a conflict of interest to the Chair of the Audit and Compliance Committee who will then refer the matter to the Audit and Compliance Committee for review and appropriate resolution. Our Board of Directors may, in the future, also form committees of independent directors to discuss and act upon matters involving both us and Penn. No other person will be a director, executive officer or other employee of both the Company and Penn.

46	|	Gaming & Leisure Properties Inc.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of February 20, 2018 by:

∎	each person, or group of persons, who beneficially owns more than 5% of our capital stock;

∎	each executive officer named in the summary compensation table;

∎	each of our directors; and

∎	all directors and executive officers as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of February 20, 2018 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 213,348,235 shares of common stock outstanding on February 20, 2018.

Unless otherwise indicated in the footnotes, the address of each of the beneficial owners named below is: c/o Gaming and Leisure Properties, Inc., 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610.

	GLPI Common Stock

Name and Address of Beneficial Owner	Shares	%

Peter M. Carlino(1)(2)	11,209,993	5.254%

David A. Handler(3)	312,461	*

Joseph W. Marshall, III(3)	26,081	*

James B. Perry(4)	9,931	*

Earl C. Shanks(5)	38,377	*

Barry F. Schwartz(6)	19,534

E. Scott Urdang(3)	59,971	*

William J. Clifford(7)	351,068	*

Steven T. Snyder(8)	378,409	*

Desiree Burke(9)	76,587	*

Brandon J. Moore(10)	70,487	*

All executive officers and directors as a group (11 persons)	12,552,899	5.884%

5% Shareholders Not Listed Above

The Vanguard Group Inc.(11)	30,977,307	14.520%

BlackRock, Inc.(12)	14,337,616	6.720%

*	Less than 1%

Notes to Security Ownership of Beneficial Owners and Management Table

(1)	The number of shares in the table includes: (a) 6,821,904 shares owned by the Carlino Family Trust and the Residuary Trust, each described in footnote 2 below, as to which Peter M. Carlino has sole voting power for the election directors and certain other matters and shared investment power and shared voting power with respect to certain matters; (b) 4,278,090 shares jointly-owned with his wife Marshia W. Carlino; and (c) 109,999 shares of restricted stock under which Mr. Carlino has voting rights but his disposition rights are currently restricted.

(2)

6,385,203 shares of our common stock are owned by an irrevocable trust, which we refer to as the Carlino Family Trust, among Peter D. Carlino (who passed away in November 2013), his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	47

certain other matters. 436,701 shares are owned by a residuary trust (the “Residuary Trust”) for the benefit of Peter D. Carlino and his children. Peter M. Carlino, David E. Carlino and Richard J. Carlino have shared investment power and shared voting power with respect to certain matters for the Carlino Family Trust and for the Residuary Trust. The Carlino Family Trust has pledged an aggregate of 1,195,741 shares as security for loans to the trust and for the benefit of trust beneficiaries.

(3)	Includes 10,338 shares of restricted stock under which each of Messrs. Handler, Urdang and Marshall has voting rights but his disposition rights are currently restricted.

(4)	Includes 8,197 shares of restricted stock under which Mr. Perry has voting rights but his disposition rights are currently restricted.

(5)	Includes 8,494 shares of restricted stock under which Mr. Shanks has voting rights but his disposition rights are currently restricted.

(6)	Includes 9,534 shares of restricted stock under which Mr. Schwartz has voting rights but his disposition rights are currently restricted.

(7)	Includes 54,999 shares of restricted stock under which Mr. Clifford has voting rights but his disposition rights are currently restricted.

(8)	Includes 34,999 shares of restricted stock under which Mr. Snyder has voting rights but his disposition rights are currently restricted. Mr. Snyder has pledged an aggregate of 325,086 shares as security for loans.

(9)	Includes 24,999 shares of restricted stock under which Ms. Burke has voting rights but her disposition rights are currently restricted.

(10)	Includes 24,999 shares of restricted stock under which Mr. Moore has voting rights but his disposition rights are currently restricted.

(11)	According to its Schedule 13G/A filed with the SEC on February 7, 2018, consists of shares beneficially owned as of December 31, 2017 by The Vanguard Group Inc. or its subsidiaries, Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard Specialized Funds – Vanguard REIT Index Fund reported on a Schedule 13G/A filed on February 1, 2018, that it has the sole power to vote 12,060,685 shares of the our common stock beneficially held by The Vanguard Group, Inc. Vanguard Specialized Funds – Vanguard REIT Index Fund is an investment firm located at 100 Vanguard Blvd., Malvern, PA 19355.

(12)	According to its Schedule 13G filed with the SEC on January 24, 2018, consists of shares beneficially owned as of December 31, 2017 by BlackRock, Inc. and its affiliates. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

48	|	Gaming & Leisure Properties Inc.

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table (as of December 31, 2017)

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders	1,176,143	20.11	3,010,999

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	49

SECTION 16(a) BENEFICIAL OWNERSHIP

REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and any other equity securities of the Company with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers, directors, and greater than 10% shareholders, we believe that during 2017 all officers, directors, and greater than 10% shareholders subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

50	|	Gaming & Leisure Properties Inc.

PROPOSAL 2 – RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and the shareholders are asked to ratify this selection. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since September 2016. All audit and non-audit services provided by Deloitte &

Touche LLP are approved by the Audit and Compliance Committee. Deloitte & Touche LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Deloitte & Touche LLP are expected to attend the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

A description of aggregate fees for professional services performed in relation to fiscal 2017 and fiscal 2016 is as follows:

	Fiscal 2017	Fiscal 2016

Audit Fees – Deloitte & Touche LLP(1)	$863,600	$777,500

Audit Fees – Predecessor Auditor(1)(2)	33,500	1,107,229

Audit-Related Fees(3)	30,500	41,230

Tax Fees	—	—

Total Fees	$927,600	$1,925,959

(1)	Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, comfort letters, consents and other audit and attestation services related to statutory or regulatory filings.
(2)	Audit fees for the predecessor auditor in 2016 primarily related to the review of the accounting and debt and equity offering filings related to the Pinnacle acquisition and consent fees in 2017.
(3)	The fees disclosed under this category consist of fees for an employee benefit plan audit. In 2016 the employee benefit plan audit was completed by our predecessor auditor.

Audit and Compliance Committee Pre-Approval Policies and Procedures

Under our Audit and Compliance Committee’s charter, the Audit and Compliance Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by our independent registered public accounting firm. The Audit and Compliance Committee is also responsible for approving, in advance, all requests by management for permissible non-audit services to be provided to us by the independent registered public accounting firm. If the Audit and Compliance Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit and Compliance Committee at its next scheduled meeting. All of the fees paid to the Company’s independent auditor described above were pre-approved by the Audit and Compliance Committee.

Required Vote

The affirmative vote of a majority of votes cast is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.

Our Board of Directors recommends that you vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	51

PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE TO

APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Currently, this vote is conducted every year. The next vote will occur at the 2019 Annual Meeting of Shareholders.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in our long-term best interests. We also seek to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. At the core of our executive compensation program is our “pay for performance” philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our shareholders and sound corporate governance principles.

We urge you to read the “Compensation Discussion and Analysis” section and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’

compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the Company’s executive compensation on a non-binding advisory basis.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of the named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K under the Exchange Act, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion that accompanies the compensation tables.

52	|	Gaming & Leisure Properties Inc.

PROPOSAL 4 – APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE COMPANY’S ARTICLES OF INCORPORATION TO ADOPT A MAJORITY VOTING STANDARD IN UNCONTESTED DIRECTOR ELECTIONS

Our Board of Directors has approved, subject to shareholder approval, an amendment and restatement of the Company’s existing Amended and Restated Articles of Incorporation (the “Existing Articles” and, as proposed to be amended in this Proposal 4, the “Amended Articles”) to provide for a majority voting standard in uncontested director elections. Under the proposed majority voting standard, in an uncontested director election, a candidate must receive the affirmative vote of a majority of the votes cast with respect to the election of that candidate.

Appendix A to this Proxy Statement sets forth the Amended Articles, with text proposed to be deleted from the Existing Articles in brackets and boldface font, and text proposed to be added to the Existing Articles in double-underlined font. Because this Proposal 4 provides only a summary of the proposal to adopt the Amended Articles, it may not contain all of the information that is important to you. You should read the Amended Articles carefully before you decide how to vote.

If this Proposal 4 is approved by our shareholders at the Annual Meeting, we expect to file the Amended Articles and the corresponding articles of amendment with the Department of State of the Commonwealth of Pennsylvania as soon as practicable after the Annual Meeting. If shareholders do not approve this Proposal 4, the plurality voting standard will continue to apply in contested and uncontested director elections.

Our Board of Directors has also approved changes to our current Amended and Restated Bylaws (the “Existing Bylaws” and, as proposed to be amended as described in this Proposal 4, the “Amended Bylaws”) which will become effective upon the filing of the Amended Articles with the Department of State of the Commonwealth of Pennsylvania.

Background

As a Pennsylvania corporation, the Company’s directors are currently elected under the “plurality voting standard.” Under this default voting standard, directors receiving the highest number of affirmative votes from shareholders are elected.

Our Board of Directors regularly reviews our corporate governance practices to ensure that such practices, including the procedures for the election of directors, remain in the best interests of the Company and its shareholders. Our Board is also committed to considering and responding to shareholder concerns regarding corporate governance. Our Board has believed that the plurality voting standard in director elections has been in the best interests of the Company and its shareholders. At our 2017 annual meeting of shareholders, our shareholders voted in favor of a proposal by one of the Company’s shareholders recommending that we take all necessary steps to adopt a majority voting standard in uncontested elections. In response to this vote, the Board decided to take a close look at whether it would be advisable to implement a majority voting standard in uncontested director elections.

The Board believes that a plurality vote standard has benefited us by avoiding uncertainty, risks to our director election process and corporate governance complications arising from a “failed election” and by allowing us to attract a larger pool of qualified candidates willing to serve as directors of a company within our heavily regulated industry. At the same time, the Board recognizes the sentiment among many of our shareholders that a majority voting standard would benefit the Company. Our shareholders demonstrated this sentiment at our 2017 annual meeting of shareholders. The Board further confirmed this view during our shareholder outreach in connection with our 2017 annual meeting of shareholders.

After carefully and thoroughly considering the issue, the Board of Directors determined to propose the amendments reflected in the Amended Articles, and to submit the Amended Articles to our shareholders for consideration and approval.

Summary of Proposed Amendments

As noted above, the Company’s directors are currently elected under the plurality voting standard. The adoption of the Amended Articles would provide for a majority voting standard in uncontested director elections. Under the proposed majority voting standard, in an uncontested director election, a candidate must receive the affirmative vote of a majority of the votes cast with respect to the election of that candidate. In a contested director election, a plurality voting standard will continue to apply.

Additionally, under Pennsylvania law, if an incumbent director fails to receive a sufficient number of votes for re-election at the end of his or her term, such director continues to serve on the Board until his or her successor is elected and qualified or until earlier resignation or removal (known as the “holdover rule”). In light of the holdover rule and to give appropriate effect to the majority voting standard, if Proposal 4 is approved by shareholders, the Board will amend its Corporate Governance Guidelines to adopt a resignation policy. The resignation policy will require that any director nominee who fails to receive the requisite majority vote at a shareholder meeting must, promptly following certification of the shareholder vote, tender his or her resignation from the Board and all committees upon which he or she serves. The Board will then assess the appropriateness of such nominee continuing to serve as a director and decide whether to accept or reject the resignation, or whether other action should be taken. The policy further provides that any director who tenders his or her resignation shall not participate in the Board action regarding whether to accept the resignation offer. The Board will act upon the tendered resignation and publicly disclose its decision and rationale within ninety (90) days following certification of the shareholder vote.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	53

The Amended Bylaws remove the plurality voting standard in director elections contained in the Existing Bylaws. If the Amended Articles are adopted, the voting standard in director elections would be governed by the Amended Articles. In addition, the Amended Articles and Amended Bylaws remove the provisions relating to, and references to, the process through which we are declassifying our Board, as our classified board structure will have been eliminated by the time we hold our annual meeting of shareholders in 2019. The Amended Bylaws also add a requirement that a person recommended for nomination for election as a director by a shareholder must represent that he is she currently intends to serve as a director for the full term for which he or she is standing for election.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the Amended Articles as described in this Proposal 4.

Our Board of Directors recommends that you vote FOR the approval of the Amended Articles as described in this Proposal 4.

54	|	Gaming & Leisure Properties Inc.

FREQUENTLY ASKED QUESTIONS

When and where will the meeting take place?

The Annual Meeting will be held on June 14, 2018, at 10:00 a.m. Eastern Time, at the offices of Ballard Spahr LLP, 1735 Market Street, 48th Floor, Philadelphia, Pennsylvania 19103.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the SEC, the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2017 Annual Report primarily over the Internet. On or about April 26, 2018, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing printed copies.

What is the purpose of this meeting and these materials?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

∎	a proposal to elect six (6) directors to hold office until the 2019 Annual Meeting of Shareholders and until their respective successor has been duly elected and qualified (Proposal No. 1);

∎	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 2);

∎	a proposal to approve, on a non-binding advisory basis, the Company’s executive compensation (Proposal No. 3);

∎	a proposal to approve an amendment and restatement of the Company’s Articles of Incorporation to adopt a majority voting standard in uncontested director elections (Proposal No. 4); and

∎	any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

What are the voting recommendations of the Board of Directors on these matters?

The Board of Directors recommends that you vote your shares as follows:

∎	FOR the election of each of the nominees as directors on the Board of Directors (Proposal No. 1).

∎	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 2).

∎	FOR the approval, on a non-binding advisory basis, of our executive compensation (Proposal No. 3).

∎	FOR the approval of an amendment and restatement of the Company’s Articles of Incorporation to adopt a majority voting standard in director elections (Proposal No. 4).

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 12, 2018. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 213,856,522 shares of common stock outstanding entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting. Your bank, broker, or intermediary has sent you a voting instruction card

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	55

for you to use in directing the bank, broker, or intermediary regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy, executed in your favor, from the bank, broker, or intermediary that holds your shares.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the Internet.

∎	If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability.

∎	If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email.

∎	If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

∎	If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

∎	Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail.    If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote in person at the meeting.    All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker, or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from the bank, broker, or intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I don’t vote for some of the items listed on my proxy card or voting instruction card?

If you properly return your proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the following matters, no votes will be cast on your behalf: the election of directors (Proposal No. 1); the advisory vote on executive compensation (Proposal No. 3); and the proposal regarding majority voting (Proposal No. 4).

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a plurality of the votes cast or proposals that require a majority of the votes cast.

How is a quorum determined?

The presence, in person, by proxy or by means of electronic technology, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting constitutes a quorum at the Annual Meeting. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

56	|	Gaming & Leisure Properties Inc.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed

Proposal No. 1	Election of Directors	Plurality of Votes Cast	No

Proposal No. 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 3	Non-Binding Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	No

Proposal No. 4	Amendment and Restatement of the Company’s Articles of Incorporation to Adopt Majority Voting in Uncontested Director Elections	Majority of Votes Cast	No

With respect to Proposal No. 1, you may vote FOR or WITHHOLD your vote on each nominee. The nominee receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of the directors will not be voted with respect to the directors. Proxies may not be voted for more than one director.

With respect to Proposal Nos. 2, 3 and 4, you may vote FOR, AGAINST or ABSTAIN.

If you abstain from voting on Proposal 2, 3, or 4, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

∎	submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

∎	timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted); or

∎	attending the Annual Meeting and voting in person; however, attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any other matters that may come before the Annual Meeting other than Proposals 1 through 4 included herein. If any other matters are properly presented at the

Annual Meeting, the persons named as proxies on the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four (4) business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We have engaged Okapi Partners, LLC to aid in the solicitation of proxies and to verify records relating to the solicitation for an estimated fee of $9,000. All costs of such solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

What do I need to do if I intend to attend the Annual Meeting?

Attendance at the Annual Meeting will be limited to shareholders as of the record date or their duly-appointed proxies. Please note that if you attend the Annual Meeting, you may be asked to present valid picture identification, such as a driver’s license or passport. If you are a shareholder holding stock in brokerage accounts or by a bank or other intermediary, you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

2018 Notice of Annual Meeting of Shareholders and Proxy Statement	|	57

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting.

As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2019 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2019 Annual Meeting of Shareholders must be received by us no later than December 27, 2018 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2019 Annual Meeting of Shareholders, other than a shareholder proposal intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be hand-delivered or mailed by certified or registered mail, return receipt requested, to our principal executive offices, together with all supporting documentation required by our bylaws, not prior to January 15, 2019 nor later than February 14, 2019. Shareholder proposals should be addressed to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.

ANNUAL REPORT TO SHAREHOLDERS

Our 2017 Annual Report has been posted, and is available without charge, on our corporate website at www.glpropinc.com. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2017 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2017 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2017 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2017 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2017 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact us by telephone at 610.401.2900 or in writing at 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2017 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact us as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2017 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

58	|	Gaming & Leisure Properties Inc.

APPENDIX A

ARTICLES OF AMENDMENT

OF

GAMING AND LEISURE PROPERTIES, INC.

In compliance with the requirements of the applicable provisions (relating to articles of amendment) of the Pennsylvania Business Corporation Law of 1988, as amended, the undersigned, desiring to amend its Amended and Restated Articles of Incorporation, hereby states that:

1.	The name of the corporation is Gaming and Leisure Properties, Inc. (the “Corporation”).

2.	The address of the Corporation’s current registered office in the Commonwealth of Pennsylvania is 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610.

3.	The Corporation was incorporated under the Pennsylvania Business Corporation Law of 1988.

4.	The date of the Corporation’s incorporation was February 13, 2013.

5.	These Articles of Amendment and the amendment and restatement of the Amended and Restated Articles of Incorporation of the Corporation shall be effective upon filing these Articles of Amendment in the Pennsylvania Department of State.

6.	The amendment and restatement of the Amended and Restated Articles of Incorporation of the Corporation was adopted by the Corporation by the Board of Directors and shareholders of the Corporation under 15 Pa.C.S. §§ 1912(a) and 1914(a).

7.	The amendment and restatement of the Amended and Restated Articles of Incorporation adopted by the Corporation is set forth in full in Annex A attached hereto.

8.	The Amended and Restated Articles of Incorporation set forth in Annex A attached hereto supersede the Corporation’s original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof on this      day of                     , 2018.

Gaming and Leisure Properties, Inc.

By:

Name:

Title:

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

GAMING AND LEISURE PROPERTIES, INC.

In compliance with the requirements of the Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa.C.S. § 1911 et. seq. (relating to amendment of articles of incorporation), the Corporation hereby desires to amend and restate its Articles of Incorporation (these “Articles”) in their entirety as follows:

ARTICLE I

NAME

The name of the corporation is Gaming and Leisure Properties, Inc. (the “Corporation”).

ARTICLE II

ADDRESS OF REGISTERED OFFICE

Pursuant to 15 Pa.C.S. §109 (relating to name of commercial registered office provider in lieu of registered address), the registered office of the Corporation in this Commonwealth is 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610.

ARTICLE III

PURPOSE AND POWER

The Corporation is incorporated under the provisions of the Business Corporation Law of 1988, as amended (15 Pa.C.S. §§ 1101 et. seq.) (the “Business Corporation Law”). The purpose of the Corporation is to have unlimited power to engage in, and do any lawful act concerning, any or all lawful business (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be incorporated under the provisions of the Business Corporation Law. For purposes of these Articles, “REIT” means a real estate investment trust under Sections 856 through 860 of the Code.

ARTICLE IV

TERM

The term for which the Corporation is to exist is perpetual.

ARTICLE V

AUTHORIZED SHARES

Section 5.1. Total Number of Shares. The total number of shares which the Corporation has authority to issue is Five Hundred Fifty Million (550,000,000) shares, consisting of:

(a) Five Hundred Million (500,000,000) shares of common stock with a par value of $.01 per share (the “Common Stock”); and

(b) Fifty Million (50,000,000) shares of preferred stock with a par value of $.01 per share (the “Preferred Stock”).

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Note:	These Amended Articles as filed with the PA Department of State will not be marked to show the changes made.

The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

The Corporation shall be entitled to treat the Person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other Person, whether or not the Corporation has notice thereof, except as expressly provided by applicable law.

Section 5.2. Preferred Stock. The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock adopted, from time to time, by the Board of Directors of the Corporation (the “Board”). The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions hereof, the designation, rights, preferences and limitations of the shares of each such series. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

(a) the designation of the series, which may be by distinguishing number, letter or title;

(b) the number of shares constituting such series, including the authority to increase or decrease such number (but not below the number of shares thereof then outstanding);

(c) the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(d) the dates at which dividends, if any, shall be payable;

(e) the right, if any, of the Corporation to redeem shares of such series and the terms and conditions of such redemption;

(f) the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(g) the voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

(h) the obligation, if any, of the Corporation to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

(i) the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(j) restrictions on the issuance of shares of the same series or of any other class or series; and

(k) any other rights, preferences or limitations of the shares of such series.

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Note:	These Amended Articles as filed with the PA Department of State will not be marked to show the changes made.

Section 5.3. Common Stock.

(a) Dividends. Except as otherwise provided by the Business Corporation Law or these Articles, and subject to the powers, rights, privileges, preferences and priorities of holders of any series of Preferred Stock, as provided herein, the holders of Common Stock shall share ratably in all dividends payable in cash, stock or otherwise and other distributions, whether in respect of liquidation or dissolutions (voluntary or involuntary) or otherwise, at such times and in such amounts as the Board in its sole discretion may determine.

(b) Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation’s capital stock.

(c) Preemptive Rights. No holder of Common Stock shall have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the Common Stock, or any instruments convertible (directly or indirectly) into stock of the Corporation whether now or hereafter authorized.

(d) Voting Rights. Except as otherwise provided by the Business Corporation Law or these Articles and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the shareholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held. No Holder of Common Stock shall be entitled to the right of cumulative voting.

Section 5.4. Uncertificated Shares. Any or all classes and series of shares, or any part thereof, may be represented by certificates or may be uncertificated shares, at the election of the Corporation, provided, however, that any shares represented by a certificate that are issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

ARTICLE VI

BOARD OF DIRECTORS

The affairs of the corporation shall be managed and conducted by a Board of Directors.

In an election of directors that is not a contested election, (i) each share of a class or group of classes entitled to vote in an election of directors of the Corporation (each, a “Director”) shall be entitled to vote for or against each candidate for election by the class or group of classes and (ii) to be elected as a Director, a candidate must receive the affirmative vote of a majority of the votes cast with respect to the election of that candidate. In a contested election of Directors, the candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect Directors separately up to the number of Directors to be elected by the class or group of classes shall be elected. For purposes of this Article VI, a “contested election” is an election of Directors in which there are more candidates for election by the class or group of classes than the number of Directors to be elected by the class or group of classes and one or more of the candidates has been properly proposed by the shareholders. The determination of the number of candidates for purposes of this Article VI shall be made as of: (i) the expiration of the time fixed by the Corporation’s bylaws for advance notice by a shareholder of an intention to nominate Directors; or (ii) absent such a provision, at a time publicly announced by the Board of Directors which is not more than 14 days before notice is given of the meeting at which the election is to occur.

Each person elected as a [director of the Corporation (“Directors”) after the 2016 annual meeting of shareholders, whether to succeed a person whose term of office as a Director has expired (including the expiration of such person’s term) or to fill any vacancy,] Director shall be elected for a term expiring at the next annual meeting [. Each Director elected at

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Note:	These Amended Articles as filed with the PA Department of State will not be marked to show the changes made.

or prior to the 2016 annual meeting of shareholders shall be deemed to serve as a member of the class of Directors to which he or she was so elected for the term elected. At and after the 2019 annual meeting of shareholders, the Directors shall no longer be classified with respect to the time for which they hold office. Notwithstanding the foregoing, each Director elected] of shareholders and shall hold office until a successor has been elected and qualified or until his or her earlier death, resignation or removal.

ARTICLE VII

INDEMNIFICATION

The Corporation shall indemnify to the fullest extent permitted by applicable law, as it exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide greater indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), any Person against all liability, loss and expense (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by such Person by reason of the fact that such Person is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise or entity, whether or not for profit, whether domestic or foreign, including service with respect to an employee benefit plan, its participants or beneficiaries. The Corporation may take such steps as may be deemed appropriate by the Board of Directors, including purchasing and maintaining insurance, entering into contracts (including, without limitation, contracts of indemnification between the Corporation and its Directors, officers or employees), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to ensure the payment of such amount as may be necessary to effect such indemnification. This Article VII shall not be amended, altered or repealed without the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. Any amendment to, alteration or repeal of this Article VII which has the effect of limiting the authority of the Corporation to indemnify Persons under this Article VII shall operate prospectively only and shall not limit in any way any indemnification provided or to be provided pursuant to this Article VII with respect to any action taken, or failure to act, occurring prior thereto.

ARTICLE VIII

LIMITATION ON LIABILITY OF DIRECTORS

To the fullest extent that laws of the Commonwealth of Pennsylvania, as in effect from time to time, permit elimination or limitation of the liability of Directors, no Director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a Director. If the laws of the Commonwealth of Pennsylvania hereafter are amended to further eliminate or limit the liability of a Director, then a Director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended laws of the Commonwealth of Pennsylvania. The provisions of this Article VIII shall be deemed to be a contract with each Director of the Corporation who serves as such at any time while such provisions are in effect, and each such Director shall be deemed to be serving as such in reliance on the provisions of this Article VIII. This Article VIII shall not be amended, altered or repealed without the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of Directors voting together as a single class. Any amendment to, alteration or repeal of this Article VIII which has the effect of increasing Director liability shall operate prospectively only and shall not have any effect with respect to any action taken, or any failure to act, by a Director prior thereto.

[Text in brackets and boldface is to be deleted.] Text that is double-underlined is to be added.
Note:	These Amended Articles as filed with the PA Department of State will not be marked to show the changes made.

ARTICLE IX

REIT QUALIFICATION; OWNERSHIP AND TRANSFER RESTRICTIONS

Section 9.1. Definitions. For the purposes of these Articles, the following terms shall have the following meanings:

Aggregate Stock Ownership Limit. The term “Aggregate Stock Ownership Limit” shall mean not more than 7% (in value or in number, whichever is more restrictive) of the aggregate of the outstanding shares of Capital Stock, subject to the Board’s power under Section 9.2(h) hereof to increase or decrease such percentage. The value and number of the outstanding shares of Capital Stock shall be determined by the Board, which determination shall be conclusive for all purposes hereof. For the purposes of determining the percentage ownership of Capital Stock by any Person, shares of Capital Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation Beneficially Owned or Constructively Owned by such Person, but not Capital Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons shall be deemed to be outstanding prior to conversion, exchange or exercise.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in Philadelphia, Pennsylvania are authorized or required by law, regulation or executive order to close.

Capital Stock. The term “Capital Stock” shall mean all classes or series of stock of the Corporation, including, without limitation, Common Stock and Preferred Stock.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 9.3(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Common Stock Ownership Limit. The term “Common Stock Ownership Limit” shall mean not more than 7% of the aggregate of the outstanding shares of Common Stock, subject to the Board’s power under Section 9.2(h) hereof to increase or decrease such percentage. The number of the outstanding shares of Common Stock of the Corporation shall be determined by the Board, which determination shall be conclusive for all purposes hereof. For purposes of determining the percentage ownership of Common Stock by any Person, shares of Common Stock that may be acquired upon conversion, exchange or exercise of any securities of the Corporation Beneficially Owned or Constructively Owned by such Person, but not Common Stock issuable with respect to the conversion, exchange or exercise of securities for the Corporation held by other Persons, shall be deemed to be outstanding prior to conversion, exchange or exercise.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned actually or constructively through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have correlative meanings.

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Note:	These Amended Articles as filed with the PA Department of State will not be marked to show the changes made.

Excepted Holder. The term “Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by these Articles or by the Board pursuant to Section 9.2(g).

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by these Articles or by the Board pursuant to Section 9.2(g) and subject to adjustment pursuant to Section 9.2(h), the percentage limit established for an Excepted Holder by the Board pursuant to Section 9.2(g), provided, however, that the Excepted Holder Limit for an Excepted Holder shall be 9.9% in number of shares or value (whichever is more restrictive) unless, from the REIT Election Date until the Restriction Termination Date, such Excepted Holder does not Constructively Own an interest in Tenant of the Corporation (or a Tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to Constructively Own more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such Tenant. The value, voting power and number of the outstanding shares of Capital Stock shall be determined by the Board, which determination shall be conclusive for all purposes hereof.

Initial Date. The term “Initial Date” shall mean October 10, 2013.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding shares of Capital Stock, the Closing Price for such Capital Stock on such date. The “Closing Price” on any date shall mean the last reported sale price for such Capital Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Capital Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on Nasdaq or, if such Capital Stock is not listed or admitted to trading on Nasdaq, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Capital Stock is not quoted in any automated quotation system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Capital Stock selected by the Board or, in the event that no trading price is available for such Capital Stock, the fair market value of the Capital Stock, as determined by the Board, which determination shall be conclusive for all purposes hereof.

Nasdaq. The term “Nasdaq” shall mean The NASDAQ Stock Market, Inc.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or any government or agency or political subdivision thereof and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and a group to which an Excepted Holder Limit applies.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer (or other event), any Person who, but for the provisions of Section 9.2(a), would Beneficially Own or Constructively Own shares of Capital Stock in violation of the provisions of Section 9.2(a)(i). The term “Prohibited Owner” shall also mean, with regard to any purposed Transfer, if appropriate in the context, any Person who would have been the record owner of the shares of Capital Stock that the Prohibited Owner would have so owned.

REIT Election Date. The term “REIT Election Date” shall mean January 1, 2014 or such other date on which the Corporation elects to be taxed as a REIT under the Code.

[Text in brackets and boldface is to be deleted.] Text that is double-underlined is to be added.
Note:	These Amended Articles as filed with the PA Department of State will not be marked to show the changes made.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date on which the Corporation determines pursuant to Section 9.7 of these Articles that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of shares of Capital Stock set forth herein are no longer required in order for the Corporation to qualify as a REIT.

Tenant. The term “Tenant” shall mean any Person that leases (or subleases) real property from the Corporation.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Capital Stock or the right to vote or receive dividends on Capital Stock, including (a) the granting or exercise of any option (or any disposition of any option) with respect to Capital Stock, (b) entering into any agreement for the sale, transfer or other disposition of Capital Stock, (c) any sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Capital Stock or any interest in Capital Stock or any exercise of any such conversion or exchange right and (d) Transfers of interests in other entities that result in changes in the Beneficial Ownership or Constructive Ownership of Capital Stock; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust. The term “Trust” shall mean any trust provided for in Section 9.3(a).

Trustee. The term “Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as trustee of the Trust.

Unsuitable Person. The term “Unsuitable Person” shall have the meaning given in Section 10.1.

Section 9.2. Capital Stock.

(a) Ownership Limitations. During the period commencing on the Initial Date and ending on the Restriction Termination Date:

(i) Basic Restrictions.

(A) (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own either shares of Capital Stock in excess of the Aggregate Stock Ownership Limit or shares of Common Stock in excess of the Common Stock Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own shares of Capital Stock in excess of the Excepted Holder Limit for such Excepted Holder.

(B) No Person shall Beneficially Own or Constructively Own shares of Capital Stock to the extent that such Beneficial Ownership or Constructive Ownership of Capital Stock would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT.

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(C) No Person shall Constructively Own shares of Capital Stock to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

(D) No Person shall Transfer any shares of Capital Stock if, as a result of the Transfer, the Capital Stock would be Beneficially Owned (determined without reference to the rules of attribution under Section 544 of the Code) by fewer than one hundred (100) Persons).

(ii) Transfer in Trust. If any Transfer of shares of Capital Stock or any other event occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Capital Stock in violation of Section 9.2(a)(i),

(A) then that number of shares of Capital Stock the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 9.2(a)(i) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 9.3, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares of Capital Stock; or

(B) if the transfer to the Trust described in clause (A) of this sentence would not be effective for any reason to prevent the violation of Section 9.2(a)(i), then the Transfer of that number of shares of Capital Stock that otherwise would cause any Person to violate Section 9.2(a)(i) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Capital Stock.

(C) In determining which shares of Capital Stock are to be transferred to a Trust in accordance with this Section 9.2(a)(ii) and Section 9.3 hereof, shares shall be so transferred to a Trust in such manner that minimizes the aggregate value of the shares that are transferred to the Trust (except to the extent otherwise provided in Section 9.2(f)).

(D) To the extent that, upon a transfer of shares of Capital Stock pursuant to this Section 9.2(a)(ii), a violation of Section 9.2(a)(i) would nonetheless be continuing, (for example where the ownership of shares of Capital Stock by a single Trust would result in the Capital Stock being beneficially owned (determined under the principles of Section 856(a)(5) of the Code) by fewer than one hundred (100) Persons), the shares of Capital Stock shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is no violation of Section 9.2(a)(i).

(b) Remedies for Breach. If the Board or any duly authorized committee thereof (or other designees if permitted by the Business Corporation Law) shall at any time determine, which determination shall be conclusive for all purposes hereof, that a Transfer or other event has taken place that results in a violation of Section 9.2(a)(i) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Capital Stock in violation of Section 9.2(a)(i) (whether or not such violation is intended), the Board or a committee thereof (or other designees if permitted by the Business Corporation Law) shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares of Capital Stock, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 9.2(a)(i) shall automatically result in the transfer to the Trust described above and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board or a committee thereof.

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(c) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of shares of Capital Stock that will or may violate Section 9.2(a)(i) or any Person who would have owned shares of Capital Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 9.2(a)(ii) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least fifteen (15) days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s qualification (or, if prior to the REIT Election Date, expected qualification) as a REIT.

(d) Owners Required to Provide Information. From the Initial Date until the Restriction Termination Date:

(i) every Person who is a Beneficial Owner or Constructive Owner of more than five percent (5%) (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) in number or value of the outstanding shares (whichever is more restrictive) of Capital Stock, within thirty (30) days after initially reaching such ownership threshold and within thirty (30) days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned or Constructively Owned and a description of the manner in which such shares are held. Each such Person shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s qualification (or, if prior to the REIT Election Date, expected qualification) as a REIT and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit; and

(ii) each Person who is a Beneficial Owner or Constructive Owner of Capital Stock and each Person (including the shareholder of record) who is holding Capital Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation’s qualification (or, if prior to the REIT Election Date, expected qualification) as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the Aggregate Stock Ownership Limit and the Common Stock Ownership Limit.

(e) Remedies Not Limited. Subject to Section 9.7 of these Articles, nothing contained in this Section 9.2 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders in preserving the Corporation’s qualification (or, if prior to the REIT Election Date, expected qualification) as a REIT.

(f) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 9.2, Section 9.3 or any definition contained in Section 9.1, the Board shall have the power to determine the application of the provisions of this Section 9.2 or Section 9.3 or any such definition with respect to any situation based on the facts known to it. In the event Section 9.2 or Section 9.3 requires an action by the Board and these Articles fail to provide specific guidance with respect to such action, the Board shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Section 9.1, Section 9.2, and Section 9.3. Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 9.2(a)) acquired Beneficial Ownership or Constructive Ownership of Capital Stock in violation of Section 9.2(a), such remedies (as applicable) shall apply first to the shares of Capital Stock that, but for such remedies, would have been actually owned by such Person, and second to shares of Capital Stock which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such shares of Capital Stock based upon the relative number of the shares of Capital Stock held by each such Person.

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(g) Exceptions.

(i) Subject to Section 9.2(a), the Board, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits and may establish or increase an Excepted Holder Limit for such Person if:

(A) the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such shares of Capital Stock will violate Section 9.2(a)(i)(B) or (C);

(B) such Person does not and agrees that it will not own, actually or Constructively, an interest in a Tenant of the Corporation (or a Tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such Tenant and the Board obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (except to the extent that the Board in its sole discretion determines that the amount of rent derived from such Tenant is sufficiently small that the receipt of rent from such Tenant would not adversely affect the Corporation’s ability to qualify as a REIT); and

(C) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Section 9.2(a) through Section 9.2(f)) will result in such shares of Capital Stock being automatically transferred to a Trust in accordance with Section 9.2(a)(ii) and Section 9.3.

(ii) Prior to granting any exception pursuant to Section 9.2(g)(i), the Board may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(iii) Subject to Section 9.2(a)(i)(B), an underwriter or placement agent that participates in a public offering or a private placement of Capital Stock (or securities convertible into or exchangeable for Capital Stock) may Beneficially Own or Constructively Own shares of Capital Stock (or securities convertible into or exchangeable for Capital Stock) in excess of the Aggregate Stock Ownership Limit, the Common Stock Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(iv) The Board may only reduce the Excepted Holder Limit for an Excepted Holder: (A) with the written consent of such Excepted Holder at any time, or (B) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Aggregate Stock Ownership Limit or the Common Stock Ownership Limit, as the case may be. In the event that the shares of Capital Stock Beneficially Owned or Constructively Owned by the Excepted Holder decrease to equal to or less than the Aggregate Stock Ownership Limit, or the shares of Common Stock Beneficially Owned or Constructively Owned by the Excepted Holder decrease to equal to or less than the Common Stock Ownership Limit, then in either such case, the Board may deem such Person no longer to be an Excepted Holder, after which such Person’s Excepted Holder Limit shall no longer apply.

(h) Change in Aggregate Stock Ownership Limit and Common Stock Ownership Limit. The Board may from time to time increase or decrease the Aggregate Stock Ownership Limit and Common Stock Ownership Limit; provided, however, that a decreased Aggregate Stock Ownership Limit or Common Stock Ownership Limit will not be effective for any Person whose

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percentage ownership of Capital Stock or Common Stock, as the case may be, is in excess of such decreased Aggregate Stock Ownership Limit or Common Stock Ownership Limit until such time as such Person’s percentage of Capital Stock or Common Stock, as the case may be, equals or falls below the decreased Aggregate Stock Ownership Limit or Common Stock Ownership, but until such time as such Person’s percentage of Capital Stock or Common Stock, as the case may be, falls below such decreased Aggregate Stock Ownership Limit or Common Stock Ownership Limit, any further acquisition of Capital Stock or Common Stock will be in violation of the Aggregate Stock Ownership Limit or Common Stock Ownership Limit and, provided further, that the new Aggregate Stock Ownership Limit or Common Stock Ownership Limit would not allow five or fewer individuals (as defined in Section 542(a)(2) of the Code and taking into account all Excepted Holders) to Beneficially Own more than 49.9% in value of the outstanding Capital Stock. If the Board of Directors changes the Common Stock Ownership Limit and/or Aggregate Stock Ownership Limit, it will (i) notify each shareholder of record of any such change, and (ii) publicly announce any such change, in each case at least 10 days prior to the effective date of such change.

(i) Legend. Each certificate for shares of Capital Stock shall bear a legend summarizing the provisions of this Article IX, substantially as follows:

“The Securities represented by this certificate are subject to restrictions on Transfer and ownership for the purpose, among others, of the Corporation’s maintenance of its qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time. No Person may (i) Beneficially Own or Constructively Own shares of Common Stock or other Capital Stock in excess of 7% (or such other percentage as may be determined by the Board of Directors as provided in the Corporation’s Charter) of the outstanding Common Stock or Capital Stock of the Corporation, as the case may be (ii) Transfer shares of Capital Stock, if, as the result of the Transfer, the Capital Stock would be Beneficially Owned or Constructively Owned by fewer than one hundred (100) Persons, (iii) Beneficially Own or Constructively Own shares of Common Stock, Preferred Stock or other Securities which would result in the Corporation being “closely held” under Section 856(h) of the Code, or (iv) Constructively Own shares of Capital Stock to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such. If the restrictions on Transfer are violated, the Transfer shall be void ab initio and, if the restrictions on Transfer or ownership are violated, any or all of the shares of stock represented hereby shall be transferred to the Trustee to be held in trust for the benefit of one or more Charitable Beneficiaries. In addition, any Person who attempts to Beneficially Own or Constructively Own shares of Common Stock or other Capital Stock in excess of the above limitation must immediately give written notice to the Corporation of such event. All capitalized terms in this legend have the meanings defined in the Corporation’s charter, a copy of which, including the restrictions on Transfer and ownership, will be sent without charge to each stockholder who so requests, within five business days after receipt of a written request therefor.”

Instead of such legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

Section 9.3. Transfer of Capital Stock in Trust.

(a) Ownership in Trust. Upon any purported Transfer or other event described in Section 9.2(a)(i), or upon the determination of the Board pursuant to Section 10.7(a), in either case that would result in a transfer of shares of Capital Stock to a Trust, such shares of Capital Stock shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust

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pursuant to Section 9.2(a)(ii) or in the case of a determination by the Board pursuant to Section 10.7(a), the date of such determination. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner or Unsuitable Person, as the case may be. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 9.3(f).

(b) Status of Shares Held by the Trustee. Shares of Capital Stock held by the Trustee shall continue to be issued and outstanding shares of Capital Stock of the Corporation. The Prohibited Owner or Unsuitable Person (as applicable) shall have no rights in the shares of Capital Stock held by the Trustee. The Prohibited Owner or Unsuitable Person (as applicable) shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

(c) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Capital Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to a Prohibited Owner or Unsuitable Person (as applicable) prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee shall be paid with respect to such shares of Capital Stock by the Prohibited Owner or Unsuitable Person (as applicable) to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner or Unsuitable Person (as applicable) shall have no voting rights with respect to shares held in the Trust and, subject to the Business Corporation Law, effective as of the date that the shares of Capital Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner or Unsuitable Person (as applicable) prior to the discovery by the Corporation that the shares of Capital Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article IX, until the Corporation has received notification that shares of Capital Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of shareholders.

(d) Sale of Shares by Trustee. Within twenty (20) days of receiving notice from the Corporation that shares of Capital Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee: (A) whose ownership of the shares will not violate the ownership limitations set forth in Section 9.2(a)(i); and (B) who is not an Unsuitable Person. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall, as provided in this Section 9.3(d), distribute the net proceeds of the sale to the Charitable Beneficiary and the Prohibited Owner (in the case of a transfer to the Trust pursuant to Section 9.2(a)(ii)) or the Unsuitable Person (in the case of a transfer to the Trust pursuant to Section 10.7(a)). A Prohibited Owner shall receive the lesser of (i) the Market Price of the shares on the day of the event causing the shares to be held in the Trust, and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. An Unsuitable Person shall receive the lesser of (i) the Redemption Price, and (ii) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust, minus the Discount. The Trustee may reduce the amount payable to the Prohibited Owner or Unsuitable Person (as the case may be) by the amount of dividends and distributions paid to the Prohibited Owner or Unsuitable Person (as the case may be) and owed by the Prohibited Owner or Unsuitable Person to the Trustee pursuant to Section 9.3(c) of this Article IX. Any net sales proceeds in excess of the amount payable to the Prohibited Owner or Unsuitable Person (as the case may be) shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Capital Stock have been transferred to the

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Trustee, such shares are sold by a Prohibited Owner or Unsuitable Person (as the case may be), then (A) such shares shall be deemed to have been sold on behalf of the Trust and (B) to the extent that the Prohibited Owner or Unsuitable Person received an amount for such shares that exceeds the amount that such Prohibited Owner or Unsuitable Person was entitled to receive pursuant to this Section 9.3(d), such excess shall be paid to the Trustee upon demand.

(e) Purchase Right in Stock Transferred to the Trustee. Shares of Capital Stock transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to: (i) in the case of a Prohibited Owner, the lesser of (A) the Market Price of the shares on the day of the event causing the shares to be held in the Trust or (B) the Market Price on the date the Corporation, or its designee, accepts such offer; and (ii) in the case of an Unsuitable Person, the lesser of (A) the Redemption Price or (B) the Market Price on the date the Corporation, or its designee, accepts such offer, minus the Discount. The Corporation may reduce the amount payable to the Prohibited Owner or Unsuitable Person (as applicable) by the amount of dividends and distributions paid to the Prohibited Owner or Unsuitable Person (as applicable) and owed to the Trustee pursuant to Section 9.3(c) of this Article IX. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer unless and until the Trustee has sold the shares held in the Trust pursuant to Section 9.3(d). Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner or Unsuitable Person (as the case may be), and any dividends or other distributions held by the Trustee shall be paid to the Charitable Beneficiary. The Corporation may pay for any shares purchased pursuant to this paragraph (e) in any combination of cash and/or promissory note as determined by the Board of Directors, provided, that in the event the Corporation elects to pay for any shares with a promissory note, such promissory note shall contain such terms and conditions as the Board of Directors determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the Corporation or any affiliate of the Corporation or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the Corporation or any affiliate of the Corporation. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the tenth anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of two 2% per annum.

(f) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the shares of Capital Stock held in the Trust would not violate the restrictions set forth in Section 9.2(a)(i) in the hands of such Charitable Beneficiary and (ii) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Section 9.4. Nasdaq Transactions. Nothing in this Article IX shall preclude the settlement of any transaction entered into through the facilities of Nasdaq or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article IX and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article IX.

Section 9.5. Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IX.

Section 9.6. Non-Waiver. No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.

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Section 9.7. REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board may, in its sole and absolute discretion, take such lawful actions as it deems necessary or appropriate to preserve the qualification of the Corporation as a REIT; however, if the Board determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in this Article IX hereof is no longer required for REIT qualification.

Section 9.8. Severability. If any provision of this Article IX or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE X

GAMING AND REGULATORY MATTERS

Section 10.1. Definitions. For purposes of these Articles, the following terms shall have the meanings specified below:

Affiliate. The term “Affiliate” (and derivatives of such term) shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act.

Affiliated Company. The term “Affiliated Company” shall mean any partnership, corporation, limited liability company, trust or other entity directly or indirectly Affiliated or under common Ownership or Control with the Corporation including, without limitation, any subsidiary, holding company or intermediary company (as those or similar terms are defined under the Gaming Laws of any applicable Gaming Jurisdictions), in each case that is registered or licensed under applicable Gaming Laws.

Control. The term “Control” (and derivatives of such term) (i) with respect to any Person, shall have the meaning ascribed to such term under Rule 12b-2 promulgated by the SEC under the Exchange Act, (ii) with respect to any Interest, shall mean the possession, directly or indirectly, of the power to direct, whether by agreement, contract, agency or otherwise, the voting rights or disposition of such Interest, and (iii) as applicable, the meaning ascribed to the term “control” (and derivatives of such term) under the Gaming Laws of any applicable Gaming Jurisdictions.

Discount. The term “Discount” shall mean such percentage (up to 100%) as the Board may determine in its sole and absolute discretion, taking into account such equitable and other factors as it deems appropriate. With respect to any amount, the Discount shall mean the Discount percentage of such amount.

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

Gaming or Gaming Activities. The terms “Gaming” or “Gaming Activities” shall mean the conduct of gaming and gambling activities, race books and sports pools, or the use of gaming devices, equipment and supplies in the operation of a casino, pari-mutuel facility, card club, website, mobile application or other enterprise, including, without limitation, slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, cashless wagering systems, mobile gaming systems, inter-casino linked systems and related and associated equipment, supplies and systems.

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Gaming Authorities. The term “Gaming Authorities” shall mean all international, national, foreign, domestic, federal, state, provincial, regional, local, tribal, municipal and other regulatory and licensing bodies, instrumentalities, departments, commissions, authorities, boards, officials, tribunals and agencies with authority over or responsibility for the regulation of Gaming within any Gaming Jurisdiction.

Gaming Jurisdictions. “Gaming Jurisdictions” shall mean all jurisdictions, domestic and foreign, and their political subdivisions, in which Gaming Activities are or may be lawfully conducted, including, without limitation, all Gaming Jurisdictions in which the Corporation or any of the Affiliated Companies currently conducts or may in the future conduct Gaming Activities.

Gaming Laws. The term “Gaming Laws” shall mean all laws, statutes and ordinances pursuant to which any Gaming Authority possesses regulatory, permit and licensing authority over the conduct of Gaming Activities, or the Ownership or Control of an Interest in an entity which conducts Gaming Activities, in any Gaming Jurisdiction, all orders, decrees, rules and regulations promulgated thereunder, all written and unwritten policies of the Gaming Authorities and all written and unwritten interpretations by the Gaming Authorities of such laws, statutes, ordinances, orders, decrees, rules, regulations and policies.

Gaming Licenses. The term “Gaming Licenses” shall mean all licenses, permits, approvals, orders, authorizations, registrations, findings of suitability, franchises, exemptions, waivers, concessions and entitlements issued by any Gaming Authority necessary for or relating to the conduct of Gaming Activities by any Person or the Ownership or Control by any Person of an Interest in an entity that conducts or may in the future conduct Gaming Activities.

Interest. The term “Interest” shall mean the stock or other securities of an entity or any other interest or financial or other stake therein, including, without limitation, the Securities.

Own or Ownership. The terms “Own” or “Ownership” (and derivatives of such terms) shall mean (i) ownership of record, (ii) “beneficial ownership” as defined in Rule 13d-3 or Rule 16a-1(a)(2) promulgated by the SEC under the Exchange Act, and (iii) as applicable, the meaning ascribed to the terms “own” or “ownership” (and derivatives of such terms) under the Gaming Laws of any applicable Gaming Jurisdictions.

Redemption Date. The term “Redemption Date” shall mean the date set forth in the Redemption Notice by which the Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the Corporation or any of its Affiliated Companies, which redemption date shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation but which shall in no event be fewer than 45 calendar days following the date of the Redemption Notice, unless (i) otherwise required by a Gaming Authority or pursuant to any applicable Gaming Laws, (ii) prior to the expiration of such 45-day period, the Unsuitable Person shall have sold (or otherwise fully transferred or otherwise disposed of its Ownership of) its Securities to a Person that is not an Unsuitable Person (in which case, such Redemption Notice will only apply to those Securities that have not been sold or otherwise disposed of) by the selling Unsuitable Person (and, commencing as of the date of such sale, the purchaser or recipient of such Securities shall have all of the rights of a Person that is not an Unsuitable Person), or (iii) the cash or other Redemption Price necessary to effect the redemption shall have been deposited in trust for the benefit of the Unsuitable Person or its Affiliate and shall be subject to immediate withdrawal by such Unsuitable Person or its Affiliate upon (x) surrender of the certificate(s) evidencing the Securities to be redeemed accompanied by a duly executed stock power or assignment or (y) if the Securities are uncertificated, upon the delivery of a duly executed assignment or other instrument of transfer.

Redemption Notice. The term “Redemption Notice” shall mean that notice of redemption delivered by the Corporation pursuant to this Article to an Unsuitable Person or an Affiliate of an Unsuitable Person if a Gaming Authority so requires the Corporation, or if the Board of Directors deems it necessary or advisable, to redeem such Unsuitable Person’s or his, her or its

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Affiliate’s Securities. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of Securities to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates for such Securities shall be surrendered for payment, and (v) any other requirements of surrender of the certificates, including how such certificates are to be endorsed, if at all.

Redemption Price. The term “Redemption Price” shall mean the price to be paid by the Corporation for the Securities to be redeemed pursuant to this Article, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of unsuitability, or if such Gaming Authority does not require a certain price to be paid (including if the finding of unsuitability is made by the Board of Directors alone), the lesser of (i) the Market Price (as defined in Section 9.1) on the date of the Redemption Notice, minus the Discount, (ii) the Market Price on the Redemption Date, minus the Discount, or (iii) the actual amount paid by the Beneficial Owner or Constructive Owner in the acquisition of Beneficial Ownership or Constructive Ownership of such Securities, minus the Discount. The Corporation may pay the Redemption Price in any combination of cash and/or promissory note as required by the applicable Gaming Authority and, if not so required (including if the finding of unsuitability is made by the Board of Directors alone), as determined by the Board of Directors, provided, that in the event the Corporation elects to pay all or any portion of the Redemption Price with a promissory note, such promissory note shall contain such terms and conditions as the Board of Directors determines necessary or advisable, including without limitation, subordination provisions, to comply with any law or regulation then applicable to the Corporation or any affiliate of the Corporation or to prevent a default under, breach of, event of default under or acceleration of any loan, promissory note, mortgage, indenture, line of credit, or other debt or financing agreement of the Corporation or any affiliate of the Corporation or otherwise. Subject to the foregoing, the principal amount of the promissory note together with any unpaid interest shall be due and payable no later than the tenth anniversary of delivery of the note and interest on the unpaid principal thereof shall be payable annually in arrears at the rate of two 2% per annum.

SEC. The term “SEC” shall mean the U.S. Securities and Exchange Commission.

Securities. The term “Securities” shall mean the capital stock of the Corporation and the capital stock, member’s interests or membership interests, partnership interests or other equity securities of any Affiliated Company.

Unsuitable Person. The term “Unsuitable Person” shall mean a Person who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any Gaming Authority or for any Gaming License, (ii) is denied or disqualified from eligibility for any Gaming License by any Gaming Authority, (iii) is determined by a Gaming Authority to be unsuitable or disqualified to Own or Control any Securities, (iv) is determined by a Gaming Authority to be unsuitable to be Affiliated, associated or involved with a Person engaged in Gaming Activities in any Gaming Jurisdiction, (v) causes any Gaming License of the Corporation or any Affiliated Company to be lost, rejected, rescinded, suspended, revoked or not renewed by any Gaming Authority, or causes the Corporation or any Affiliated Company to be threatened by any Gaming Authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any Gaming License (in each of (ii) through (v) above, regardless of whether such denial, disqualification or determination by a Gaming Authority is final and/or non-appealable), or (vi) is deemed likely, in the sole and absolute discretion of the Board of Directors, to (A) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming License held by the Corporation or any Affiliated Company or the Corporation’s or any Affiliated Company’s application for, right to the use of, entitlement to, or ability to obtain or retain, any Gaming License, (B) cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract to which the Corporation or any Affiliated Company is a party, or (C) cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any Gaming License of the Corporation or any Affiliated Company.

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Section 10.2. Compliance with Gaming Laws. All Securities shall be held subject to the restrictions and requirements of all applicable Gaming Laws. All Persons Owning or Controlling Securities shall comply with all applicable Gaming Laws, including any provisions of such Gaming Laws that require such Person to file applications for Gaming Licenses with, and provide information to, the applicable Gaming Authorities. Any Transfer of Securities may be subject to the prior approval of the Gaming Authorities and/or the Corporation or the applicable Affiliated Company, and any purported Transfer thereof in violation of such requirements shall be void ab initio.

Section 10.3. Ownership Restrictions. Any Person who Owns or Controls five percent (5%) or more of any class or series of the Corporation’s Securities shall promptly notify the Corporation, stating the name and address of such owner, the number of shares of Capital Stock and other shares of the Capital Stock Beneficially Owned and a description of the manner in which such shares are held. In addition, any Person who Owns or Controls any shares of any class or series of the Corporation’s Securities shall, to the extent reasonably requested by the Corporation in order to comply with applicable Gaming Law or for the Corporation to determine whether the Person is an Unsuitable Person:

(a) provide to the Gaming Authorities in each Gaming Jurisdiction in which the Corporation or any subsidiary thereof either conducts Gaming or has a pending application for a Gaming License all information regarding such Person as may be requested or required by such Gaming Authorities; and

(b) respond to written or oral questions or inquiries from any such Gaming Authorities or the Corporation. Any Person who Owns or Controls any shares of any class or series of the Corporation’s Securities, by virtue of such Ownership or Control, consents to the performance of any personal background investigation that may be required by any Gaming Authorities or that may otherwise be deemed advisable by the Corporation.

Section 10.4. Finding of Unsuitability.

(a) The Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be redeemable by the Corporation or the applicable Affiliated Company, out of funds legally available therefor, as directed by a Gaming Authority and, if not so directed, as and to the extent deemed necessary or advisable by the Board of Directors, in which event the Corporation shall deliver a Redemption Notice to the Unsuitable Person or its Affiliate and shall redeem or purchase or cause one or more Affiliated Companies to purchase the Securities on the Redemption Date and for the Redemption Price set forth in the Redemption Notice. From and after the Redemption Date, such Securities shall no longer be deemed to be outstanding, such Unsuitable Person or Affiliate of such Unsuitable Person shall cease to be a shareholder, member, partner or owner, as applicable, of the Corporation and/or Affiliated Company with respect to such Securities, and all rights of such Unsuitable Person or Affiliate of such Unsuitable Person in such Securities, other than the right to receive the Redemption Price, shall cease. In accordance with the requirements of the Redemption Notice, such Unsuitable Person or its Affiliate shall surrender the certificate(s), if any, representing the Securities to be so redeemed.

(b) Commencing on the date that a Gaming Authority serves notice of a determination of unsuitability or disqualification of a holder of Securities, or the Board of Directors otherwise determines that a Person is an Unsuitable Person, and until the Securities Owned or Controlled by such Person are Owned or Controlled by a Person who is not an Unsuitable Person, it shall be unlawful for such Unsuitable Person or any of its Affiliates to and such Unsuitable Person and its Affiliates shall not: (i) receive any dividend, payment, distribution or interest with regard to the Securities, (ii) exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the Securities of the Corporation or the applicable Affiliated Company entitled to vote, (iii) receive any remuneration that may be due to such Person, accruing after the date of such notice of determination of unsuitability or

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disqualification by a Gaming Authority, in any form from the Corporation or any Affiliated Company for services rendered or otherwise, or (iv) be or continue as a manager, officer, partner or Director of the Corporation or any Affiliated Company.

Section 10.5. Indemnification. Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Corporation and its Affiliated Companies for any and all losses, costs, and expenses, including attorneys’ costs, fees and expenses, incurred by the Corporation and its Affiliated Companies as a result of, or arising out of, such Unsuitable Person’s Ownership or Control of Securities, failure or refusal to comply with the provisions of this Article, or failure to divest himself, herself or itself of any Securities when and in the specific manner required by the Gaming Authorities or this Article.

Section 10.6. Injunctive Relief. The Corporation shall be entitled to injunctive or other equitable relief in any court of competent jurisdiction to enforce the provisions of this Article and each Person who Owns or Controls Securities shall be deemed to have consented to injunctive or other equitable relief and acknowledged, by virtue of such Ownership or Control, that the failure to comply with this Article will expose the Corporation and the Affiliated Companies to irreparable injury for which there is no adequate remedy at law and that the Corporation and the Affiliated Companies shall be entitled to injunctive or other equitable relief to enforce the provisions of this Article.

Section 10.7. Non-Exclusivity of Rights. The right of the Corporation or any Affiliated Company to redeem Securities pursuant to this Article shall not be exclusive of any other rights the Corporation or any Affiliated Company may have or hereafter acquire under any agreement, provision of the bylaws of the Corporation or such Affiliated Company or otherwise. To the extent permitted under applicable Gaming Laws, the Corporation shall have the right, exercisable in the sole discretion of the Board of Directors, either

(a) to cause all Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person to be deemed to be transferred to a Trust in accordance with Section 9.3, by providing notice thereof to the Unsuitable Person or its Affiliate; or

(b) to propose that the parties, immediately upon the delivery of the Redemption Notice, enter into an agreement or other arrangement, including, without limitation, a divestiture trust or divestiture plan, which will reduce or terminate an Unsuitable Person’s Ownership or Control of all or a portion of its Securities.

Section 10.8. Further Actions. Nothing contained in this Article shall limit the authority of the Board of Directors to take such other action, to the extent permitted by law, as it deems necessary or advisable to protect the Corporation or the Affiliated Companies from the denial or loss or threatened denial or loss of any Gaming License of the Corporation or any of its Affiliated Companies. Without limiting the generality of the foregoing, the Board of Directors may conform any provisions of this Article to the extent necessary to make such provisions consistent with Gaming Laws, without the need for shareholder approval, except to the extent that shareholder approval is specifically required by the Business Corporation Law. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind bylaws, regulations, and procedures of the Corporation not inconsistent with the express provisions of this Article for the purpose of determining whether any Person is an Unsuitable Person and for the orderly application, administration and implementation of the provisions of this Article. Such procedures and regulations shall be kept on file with the Secretary of the Corporation, the secretary of each of the Affiliated Companies and with the transfer agent, if any, of the Corporation and/or any Affiliated Companies, and shall be made available for inspection and, upon reasonable request, mailed to any record holder of Securities.

Section 10.9. Authority of the Board of Directors. The Board of Directors shall have exclusive authority and power to administer this Article and to exercise all rights and powers specifically granted to the Board of Directors or the Corporation, or as

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may be necessary or advisable in the administration of this Article. All such actions which are done or made by the Board of Directors shall be final, conclusive and binding on the Corporation and all other Persons; provided, that the Board of Directors may delegate all or any portion of its duties and powers under this Article to a committee of the Board of Directors as it deems necessary or advisable.

Section 10.10. Severability. If any provision of this Article or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article.

Section 10.11. Termination and Waivers. Except as may be required by any applicable Gaming Law or Gaming Authority, the Board of Directors may waive any of the rights of the Corporation or any restrictions contained in this Article in any instance in which and to the extent the Board of Directors determines that a waiver would be in the best interests of the Corporation. Except as required by a Gaming Authority, nothing in this Article shall be deemed or construed to require the Corporation to repurchase any Securities Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person.

Section 10.12. Legend. The restrictions set forth in this Article X shall be noted conspicuously on any certificate evidencing the Securities in accordance with the requirements of the Business Corporation Law and any applicable Gaming Laws, substantially as follows:

“The Securities represented by this certificate are subject to the obligations and restrictions imposed by applicable Gaming Laws. These obligations and restrictions, as set forth in the Corporation’s charter, include, but are not limited to: (i) the obligation to comply with all applicable Gaming Laws, including requirements to file applications for Gaming Licenses, to provide information to Gaming Authorities (as defined in the Corporation’s charter) and to consent to the performance of any background investigation required by Gaming Authorities, (ii) the obligation to notify the Corporation of the ownership or control of five percent (5%) or more of any class or series of the Corporation’s Securities, (iii) upon notice of a determination of unsuitability or disqualification of the holder of the Securities by Gaming Authorities or upon the determination by the Board of Directors that the holder of the Securities is an Unsuitable Person, the redemption of the Securities, and (iv) upon notice of a determination of unsuitability or disqualification of the holder of the Securities by Gaming Authorities or upon the determination by the Board that the holder of the Securities is an Unsuitable Person, the immediate prohibition against (a) the receipt of any dividend, payment, distribution or interest with regard to the Securities, (b) the exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such Securities, and such Securities shall not for any purposes be included in the Securities of the Corporation or the applicable Affiliated Company entitled to vote, (c) the receipt of any remuneration that may be due to such person, accruing after the date of such notice of determination of unsuitability or disqualification by a Gaming Authority, in any form from the Corporation or any Affiliated Company for services rendered or otherwise, or (d) the existence or continuation of such person as a manager, officer, partner or director of the Corporation or any Affiliated Company. All capitalized terms in this legend have the meanings defined in the Corporation’s charter, a copy of which, including the obligations and restrictions related to ownership, will be sent without charge to each stockholder who so requests, within five business days after receipt of a written request therefor.”

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ARTICLE XI

SEVERABILITY

Section 11.1. Severability. Whenever possible, each provision of these Articles will be interpreted in such manner as to be effective and valid under applicable law. However, if any provision of these Articles is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provision, and these Articles will be reformed, construed and enforced as though the invalid, illegal or unenforceable provision had never been herein contained.

ARTICLE XII

AMENDMENTS

Section 12.1. Amendments. Subject to Article VII or Article VIII, these Articles may be amended in the manner prescribed at the time by statute, and all rights conferred upon shareholders and Directors herein are granted subject to this reservation. Any amendment to these Articles may be adopted by approval of the Board, without the need for shareholder approval, to the extent contemplated by Section 10.8.

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PRELIMINARY PROxY CARD SuBJECT TO COMPLETION ANNUAL MEETING OF GAMING AND LEISURE PROPERTIES, INC. Annual Meeting of Gaming and Leisure Properties, Inc. Date: June 14, 2018 to be held on Thursday, June 14, 2018 Time: 10:00 A.M. (Eastern Time) for Holders as of April 12, 2018 Place: Ballard Spahr LLP 1735 Market Street, 48th Floor, Philadelphia, PA 19103 This proxy is being solicited on behalf of the Board of Directors Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4. . VOTE BY: INTERNET TELEPHONE Call provided www Go To .proxydocs.com/glpi 866-286-3501 1: Election of Director Nominees Recommend Directors • Use any touch-tone telephone. • Cast your vote online. OR For Withhold • Have your Proxy Card/Voting Instruction Form ready. • View Meeting Documents. 01 David A. Handler For • Follow the simple recorded instructions. 02 Joseph W. Marshall, III For envelope MAIL 03 James B. Perry For the OR • Mark, sign and date your Proxy Card/Voting Instruction Form. in • Detach your Proxy Card/Voting Instruction Form. 04 Barry F. Schwartz For • Return your Proxy Card/Voting Instruction Form in the 05 Earl C. Shanks For portion postage-paid envelope provided. 06 E. Scott Urdang For this The undersigned hereby appoints Joseph W. Marshall, III and James B. Perry, and each or either of them, as the For Against Abstain true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and just each of them, to vote all the shares of capital stock of Gaming and Leisure Properties, Inc. which the undersigned 2: To ratify the appointment of Deloitte & Touche For is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other public LLP as accounting the Company’s firm independent for the current registered fiscal matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such return true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting year. For Against Abstainand and revoking any proxy heretofore given. 3: To approve, on a non-binding advisory basis, For THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS the Company’s executive compensation. GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND For Against Abstain FOR PROPOSALS 2, 3 AND 4. 4: To of the approve Company’s an amendment Articles of and Incorporation restatement For perforation All votes must be received by 5:00 P.M., Eastern Time, June 13, 2018. to adopt a majority voting standard in the uncontested director elections. at PROXY TABULATOR FOR 5: To transact such other business as may properly or any adjournment come before or the postponement Annual Meeting of the GAMING AND LEISURE PROPERTIES, INC. carefully P.O. BOX 8016 Annual Meeting.separate CARY, NC 27512-9903 Please Authorized Signatures - This section must be completed for your Instructions to be executed. EVENT # Please Sign Here Please Date Above CLIENT # Please Sign Here Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — Gaming and Leisure Properties, Inc. Annual Meeting of Shareholders June 14, 2018, 10.00 a.m. (Eastern Daylight Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned appoints Joseph W. Marshall, III and James B. Perry (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Gaming and Leisure Properties, Inc., a Pennsylvania corporation (the “Company”), the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Ballard Spahr LLP, 1735 Market Street, 48th Floor Philadelphia, PA 19103, on Thursday, June 14, 2018 at 10.00 a.m. (EDT) and all Please adjournments thereof. The purpose of the Annual Meeting is to take action on the following items of business: separate 1. To elect the following directors: David A. Handler, Joseph W. Marshall, III, James B. Perry, Barry F. Schwartz, Earl C. Shanks and E. Scott Urdang. carefully 2. To ratify the appointment of Deloitte & Touche LLP as the Company’s at independent registered public accounting firm for the current fiscal year. the 3. To approve, on a non-binding advisory basis, the Company’s executive compensation. 4. To approve an amendment and restatement of the Company’s Articles of perforation Incorporation to adopt a majority voting standard in uncontested director and elections. 5. To transact such other business as may properly come before the Annual return Meeting or any adjournment or postponement of the Annual Meeting. just The Board of Directors of the Company recommends a vote “FOR” all nominees this for director in Proposal 1 and “FOR” Proposals 2, 3 and 4. This proxy, when properly executed, will be voted in the manner portion directed herein. If no direction is made, this proxy will be voted “FOR” in all nominees for director in Proposal 1 and “FOR” Proposals 2, 3 and 4. the In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof. envelope You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named provided Proxies cannot vote your shares unless you sign and return this card. . To attend the meeting and vote your shares in person, please mark this box.